Exhibit 99.1

VIRTUSA CORPORATION

FINANCIAL STATEMENTS

INDEX

Page
Independent Auditor’s Report
Carve out Combined Balance Sheets as of March 31, 2015 and 2014
Carve out Combined Statements of Income for the year ended March 31, 2015 and 2014
Carve out Combined Statements of Comprehensive Income for the year ended March 31, 2015 and 2014
Carve out Combined Statements of Changes in Invested Equity for the year ended March 31, 2015 and 2014
Carve out Combined Cash Flow Statements for the year ended March 31, 2015 and 2014
Notes to Carve out Combined Financial Statements for the year ended March 31, 2015 and 2014
Carve out Combined Balance Sheet as of December 31, 2015 (unaudited)
Carve out Combined Statements of Income for the nine months ended December 30, 2015 (unaudited) and 2014 (unaudited)
Carve out Combined Statements of Comprehensive Income for the nine months ended December 31, 2015 (unaudited) and 2014 (unaudited)
Carve out Combined Statements of Changes in Invested Equity for the nine months ended December 31, 2015 (unaudited)
Carve Out Combined Cash Flow Statements for the nine months ended December 31, 2015 (unaudited) and 2014 (unaudited)
Notes to Carve out Combined Financial Statements for the nine months ended December 31, 2015 (unaudited) and 2014 (unaudited)

S.R. BATLIBOI & ASSOCIATES LLP	6th & 7th Floor “A” Block
Chartered Accountants	Tidel Park, (Module 601, 701 & 702)
No. 4, Rajiv Gandhi Salai, Taramani
Chennai-600 113, India
Tel : +91 44 6654 8100
Fax : +91 44 2254 0120

Report of Independent Auditors

The Board of Directors of Polaris Consulting and Services Limited.

We have audited the accompanying carve out combined financial statements of the Service Business of Polaris Consulting and Services Limited, which comprise the carve out combined balance sheets as of March 31, 2015 and 2014, and the related carve out combined statements of income, comprehensive income, changes in invested equity, and cash flows for the years then ended, and the related notes to the carve out combined financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the carve out combined financial position of the Service Business of Polaris Consulting and Services Limited at March 31 2015 and 2014, and the carve out combined results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

S.R. Batliboi & Associates LLP

January 29, 2016

S.R. Batliboi & Associates LLP, a Limited Liability Partnership with LLP Identity No. AAB-4295

Regd. Office : 22, Camac Street, Block ‘C’, 3rd Floor, Kolkata-700 016

Service Business of Polaris Consulting & Services Limited

Carve out Combined Balance Sheets

Amounts in Indian rupees

	As of 31 March
	2015	2014
ASSETS
Current Assets
Cash and cash equivalents	1,449,824,236	1,878,942,908
Accounts receivable, net of allowances - 2015: Rs. 40,539,413; 2014: Rs. 27,822,301	2,361,045,304	2,267,426,953
Unbilled accounts receivable	1,862,838,200	1,853,905,608
Available for sale investments	111,728,254	1,331,223,485
Deferred income tax assets	105,892,924	193,826,371
Prepaid expenses	140,396,190	94,103,246
Restricted cash	509,400,214	8,876,449
Other current assets (includes advances to related parties 2015: Rs. 738,803,755; 2014: Rs. 193,679,300)	1,540,077,361	412,076,176
Total current assets	8,081,202,683	8,040,381,196

Property and equipment, net	2,328,537,568	1,887,506,252
Available for sale investments	1,417,376,266	614,306,088
Goodwill	2,390,869,236	2,390,869,236
Other intangible assets, net	5,833,333	17,500,000
Deferred income tax assets	23,856,831	14,690,056
Other non-current assets	923,485,161	1,255,498,387
Total assets	15,171,161,078	14,220,751,215

LIABILITIES AND INVESTED EQUITY
Current liabilities
Accounts payable and accrued expenses	1,839,350,803	1,734,704,245
Accrued employee compensation and benefits	521,941,175	469,259,098
Short term borrowings	4,393,339	12,629,395
Deferred revenue	370,966,527	491,757,141
Deferred income tax liabilities	34,003,943	—
Income taxes payable	758,324,150	720,834,361
Other current liabilities (includes due to related parties 2015: Rs. 21,858,580; 2014: Rs. 329,241,000)	788,300,517	685,341,715
Total current liabilities	4,317,280,454	4,114,525,955

Deferred income tax liabilities	989,244	—
Total liabilities	4,318,269,698	4,114,525,955

Commitments and contingencies (Note 21)

Invested Equity:

Net parent Investment	10,188,313,387	9,615,731,715
Accumulated other comprehensive income	649,755,182	490,493,545
Non-controlling interest	14,822,811	—
Total invested equity	10,852,891,380	10,106,225,260
Total liabilities and invested equity	15,171,161,078	14,220,751,215

See accompanying notes to the carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Statements of Income

Amounts in Indian rupees

	Year ended 31 March
	2015	2014
Revenue	18,456,766,774	18,766,647,626
Cost of revenue (excluding depreciation and amortization)	13,867,131,358	13,674,742,629
Gross profit	4,589,635,416	5,091,904,997
Operating expenses:
Selling, general and administrative expenses (includes advertising expenses of 2015: Rs. 1,992,603; 2014: Rs. 1,030,735)	2,699,098,272	2,611,832,690
Provision for doubtful accounts	18,263,482	18,510,728
Depreciation and amortization	288,405,443	319,945,775
Income from operations	1,583,868,219	2,141,615,804
Other income	423,789,435	890,528,378
Interest expense and amortization of debt discount	(1,751,128)	(11,451,669)
Other income, net	422,038,307	879,076,709
Income before income tax expense	2,005,906,526	3,020,692,513
Income tax expense	584,464,665	943,618,747
Net income	1,421,441,861	2,077,073,766

Net loss attributable to non-controlling interest	512,189	—
Net income attributable to Service Business of Polaris Consulting & Services Limited	1,421,954,050	2,077,073,766

See accompanying notes to the carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Statements of Comprehensive Income

Amounts in Indian rupees

	Year ended 31 March
	2015	2014
Net income	1,421,441,861	2,077,073,766

Other comprehensive income, net of taxes:

Change in unrealized gain, (loss) on cash flow hedges, net of taxes of Rs. 148,419,180 and (Rs. 8,655,853)	288,236,248	(16,810,029)

Change in unrealized gain on available for sale investments, net of taxes of Rs. 50,792,532 and Rs. 5,845,940.	98,641,220	11,353,060

Foreign currency translation adjustments	(227,615,831)	114,169,673

Other comprehensive income	159,261,637	108,712,704
Total comprehensive income	1,580,703,498	2,185,786,470
Add: Comprehensive loss attributable to non-controlling interests	512,189	—
Total comprehensive income attributable to Service Business of Polaris Consulting & Services Limited	1,581,215,687	2,185,786,470

See accompanying notes to the carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Statements of Changes in Invested Equity

Amounts in Indian rupees

	Net parent investment	Accumulated other comprehensive income	Controlling interest	Non-controlling interest	Total invested equity
Balances at April 1, 2013	8,077,743,325	361,780,841	8,459,524,166	—	8,459,524,166
Issue of equity shares on exercise of stock options	2,509,216	—	2,509,216	—	2,509,216
Gain on settlement of stock options exercised by consolidated employee benefit trusts (net of Tax of Rs. 222,177)	706,356	—	706,356	—	706,356
Cost of treasury shares used for settlement of stock options and sold in secondary market	1,032,428		1,032,428		1,032,428
Share based compensation	25,212,635	—	25,212,635	—	25,212,635
Cash dividend (includes dividend distribution tax of Rs. 84,555,656)	(568,546,011)	—	(568,546,011)	—	(568,546,011)
Net income	2,077,073,766	—	2,077,073,766	—	2,077,073,766
Other comprehensive income	—	108,712,704	108,712,704	—	106,712,704
Balances at March 31, 2014	9,615,731,715	490,493,545	10,106,225,260	—	10,106,225,260

	Net parent investment	Accumulated other comprehensive Income	Controlling interest	Non-controlling interest	Total invested equity
Balances at April 1, 2014	9,615,731,715	490,493,545	10,106,225,260	—	10,106,225,260
Issue of equity shares on exercise of stock options	44,695,349	—	44,695,349	—	44,695,349
Gain on settlement of stock options exercised by consolidated employee benefit trusts (net of Tax of Rs. 291,212)	2,279,058	—	2,279,058	—	2,279,058
Gain on disposal of treasury shares in secondary market (a)	101,274,294	—	101,274,294	—	101,274,294
Cost of treasury shares used for settlement of stock options and sold in secondary market	200,981,113	—	200,981,113	—	200,981,113
Impact on account of split of treasury shares on demerger (b)	12,786,033	—	12,786,033	—	12,786,033
Share based compensation	142,960,782	—	142,960,782	—	142,960,782
Cash dividend (includes dividend distribution tax of Rs. 170,114,762)	(1,285,424,007)	—	(1,285,424,007)	—	(1,285,424,007)
Demerger expenses incurred on behalf of the Polaris	(68,925,000)	—	(68,925,000)	—	(68,925,000)
Issue of share capital by a subsidiary	—	—	—	15,335,000	15,335,000
Net income	1,421,954,050	—	1,421,954,050	(512,189)	1,421,441,861
Other comprehensive income	—	159,261,637	159,261,637	—	159,261,637
Balances at March 31, 2015	10,188,313,387	649,755,182	10,838,068,569	14,822,811	10,852,891,380

(a) During financial year 2014-15, the employee benefit trusts (Refer note 25) sold 1,536,000 shares held in Polaris Consulting & Services Limited (“Treasury shares”) in the secondary market to comply with Securities Exchange Board of India regulations. The gain on disposal of Rs. 101,274,294 has been adjusted in the equity.

(b) Pursuant to the agreed terms of demerger of product business in financial year 2014-15, the employee benefit trusts (Refer note 25) received one share in Intellect Design Arena Limited (“Transferee Company”) for every share then held in Polaris Consulting & Services Limited and consequently, a portion of the then carrying value of treasury shares received in the transferee company. The resultant reclassification adjustment from treasury shares to available for sale investments in the transferee company has been reflected in equity.

See accompanying notes to the carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Cash Flow Statements

Amounts in Indian rupees

	Year ended 31 March
	2015	2014
Cash flows from operating activities
Net income	1,421,441,861	2,077,073,766
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	288,405,443	319,945,775
Unrealized foreign exchange gain	(71,448,027)	(60,257,088)
Provision for doubtful debt, net	18,263,482	18,510,728
Rental Straight lining impact	(1,380,594)	(1,562,123)
Gain on sale of property and equipment, net	(1,382,326)	(1,343,815)
Share based compensation expense	142,960,782	25,212,635
Deferred tax	113,759,862	294,734,461
Gain on sale of available for sale investments	(48,335,617)	(18,153,895)
Changes in assets and liabilities
Accounts receivable and unbilled accounts receivable	225,375,159	842,557,457
Other assets	(1,009,052,343)	(113,179,957)
Accounts payable and accrued expenses	(63,111,999)	241,687,455
Accrued employee compensation and benefits	63,166,741	(70,701,717)
Deferred revenue	(108,449,847)	57,752,008
Other liabilities	544,008,609	(546,029,635)
Net cash provided by operating activities	1,514,221,186	3,066,246,055
Cash flows from investing activities
Purchase of property and equipment including capital advance	(690,755,708)	(132,810,139)
Proceeds from sale of property and equipment	9,735,965	19,094,157
Sale /(Purchase) of available for sale investments	520,554,796	(760,440,639)
Net cash used in investing activities	(160,464,947)	(874,156,621)

Cash flows from financing activities
Proceeds from short term borrowings	—	5,087,046
Repayment of short term borrowings	(8,236,056)	(1,085,800,000)
Demerger expenses incurred on behalf of the Polaris	(68,925,000)	—
Proceeds from sale of treasury shares	301,537,547	—
Proceeds from exercise of stock options	47,983,479	4,470,177
Equity contribution by non-controlling interests	15,335,000	—
Increase in restricted cash	(500,523,766)	(1,024,779)
Dividend paid including dividend distribution tax - 2015: Rs. 170,114,762 and 2014 - Rs. 84,555,656.	(1,285,424,007)	(568,546,011)
Net cash used in financing activities	(1,498,252,803)	(1,645,813,567)

Effect of exchange rate changes on cash and cash equivalents	(284,622,108)	66,098,349
Net increase /(decrease) in cash and cash equivalents	(429,118,672)	612,374,216
Cash and cash equivalents at the beginning of the year	1,878,942,908	1,266,568,692
Cash and cash equivalents at the end of the year	1,449,824,236	1,878,942,908

Supplemental disclosure of cash flow information:
Cash paid for interest	1,257,800	11,451,669
Cash paid for income tax	357,369,933	366,733,837

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

1. Corporate information

Polaris Consulting & Services Limited (formerly known as Polaris Financial Technology Limited) is a public limited company domiciled in India. It was founded in 1993 and is headquartered at Chennai, India. The Company’s shares are listed on The National share Exchange and The Bombay share Exchange in India.

The Group historically had two businesses, the “Product Business” and the “Service Business” that had been managed separately. On September 15, 2014, the Madras High Court approved the spin-off of the Product Business pursuant to a Demerger Scheme of Arrangement effective April 1, 2014.

After the spin-off, Polaris Consulting & Services Limited (“Polaris” or “the Company”) and its subsidiaries (collectively referred to as “the Polaris Group” or “the Group”) are primarily engaged in providing IT services and IT-enabled services. The Group leverages its technological expertise in delivering customized software solutions and products in the domain of contemporary services which include banking and financial services. Significant customers are from banking and financial services industries. References herein to “we,” “us,” “our” refer to the Polaris Group.

2. Basis of preparation and principles of combination

The accompanying carve out combined financial statements of the “Service Business” as of and for the years ended March 31 2015 and 2014 are derived from the Group’s accounting records. The carve out combined financial statements have been prepared to reflect the financial position, results of operations, and cash flows of the Service Business for the periods presented, in conformity with U.S. generally accepted accounting principles.

The accompanying carve out combined financial statements include the accounts of the Company and its direct and indirect subsidiaries, Polaris Consulting & Services Pte Ltd, located in Singapore; Polaris Consulting & Services Inc., located in Canada; Polaris Consulting & Services Ltd., located in the United Kingdom; Polaris Consulting & Services GmbH, located in Germany; Polaris Consulting & Services Pty Ltd., located in Australia; Polaris Consulting & Services K.K, located in Japan; Optimus Global Services Limited, located in India; Polaris Consulting & Services Ireland Ltd, located in Ireland; Polaris Consulting & Services BV, located in the Netherlands, Polaris Software Lab (Shanghai) Limited, located in China; Polaris Consulting & Services Sdn Bhd, located in Malaysia; Polaris Consulting & Services, KFT, located in Hungary; and Intellect Polaris Design LLC, located in the United States. In addition, the Group has combined the employee benefit trusts administering its employee stock option plans as it has determined that these trusts are variable interest entities where the Company is the primary beneficiary. All intercompany transactions and balances have been eliminated on combination. The Group uses the Indian Rupee (‘Rs.’ or ‘INR’) as its reporting currency.

The results of operations; assets, and liabilities have been allocated to the Service Business based on specific identification wherever possible. Where specific identification was not reasonably possible, allocation has been done based on the most relevant allocation method, primarily based on revenues or headcount. Management believes that the basis used for allocations are reasonable. However, the carve out combined financial statements may not be indicative of the Group’s future performance and may not reflect what its consolidated results of operations, financial position and cash flows would have been had the Service Business operated as an independent company during all of the periods presented.

3. Summary of significant accounting policies

(a) Use of estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the recoverability of long-lived assets, disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. Management re-evaluates these estimates on an ongoing basis. The most significant estimates relate to the recognition of revenue and profits based on the proportional performance method of accounting for fixed-price contracts, allocation of common costs, income, assets and liabilities in the carved out combined financial statements, share-based compensation, income taxes, including reserves for uncertain tax positions, deferred taxes and liabilities, intangible assets, and valuation of financial instruments including derivative contracts and investments. Management bases its estimates on historical experience and on various other factors and assumptions that are believed to be reasonable under the circumstances. The actual amounts may vary from the estimates used in the preparation of the accompanying carve out combined financial statements.

(b) Foreign currency

The functional currency of the Company is the Indian rupee. Foreign currency transactions are translated into Indian rupees at exchange rates prevailing on the date of transaction. Foreign currency denominated monetary assets and liabilities are converted into Indian rupees using exchange rates prevailing on the balance sheet dates. Gains and losses arising on conversion of foreign currency denominated monetary assets and liabilities and on foreign currency transactions are included in net income.

The financial statements of foreign subsidiaries have been translated into Indian rupees for the purposes of combination as follows: income statement items have been converted at the average exchange rates during the period, and assets and liabilities have been translated at exchange rates prevailing on the balance sheet date. Any resulting unrealized gains or losses are reported in other comprehensive income, a separate component of equity.

(c) Derivative instruments and hedging activities

The Group enters into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on forecasted transactions denominated in foreign currencies. The Group designates derivative contracts as cash flow hedges if they satisfy the criteria for hedge accounting. Changes in fair values of derivatives designated as cash flow hedges are deferred and recorded as a component of accumulated other comprehensive income, net of taxes, until the hedged transactions occur and are then recognized in the statement of income. Ineffective portion of derivatives designated as cash flow hedges are recognized immediately in the statement of income.

With respect to derivatives designated as cash flow hedges, the Group formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking various hedge transactions. The Group also formally assesses both at the inception of the hedge and on an ongoing basis, whether each derivative will be highly effective in offsetting changes in fair values or cash flows of the hedged item. If the Group determines that a derivative or a portion thereof is not highly effective as a hedge, or if a derivative ceases to qualify for hedge accounting, the Group prospectively discontinues hedge accounting with respect to that derivative.

The derivative instruments do not include any financing element at inception. Cash flows from a derivative instrument that is accounted for as a cash flow hedge is classified in the same category as the cash flows from the items being hedged. If for any reason hedge accounting for an instrument that hedges an identifiable transaction or event is discontinued, then any cash flows after the date of such discontinuance is classified in line with the nature of the instrument.

(d) Cash and cash equivalents and Restricted cash

Cash and cash equivalents comprise cash at bank and in hand and all highly liquid investments with an original maturity of three months or less that are readily convertible into known amounts of cash. Restricted cash represents unclaimed dividends and dividends payable.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

3. Summary of significant accounting policies (Contd……)

(e) Investment securities

The Group has classified debt and equity securities as “available for sale” based on the Group’s intention. Available for sale investments are classified as long-term or current investments in the carve out combined balance sheet based on the management’s intention to sell and are carried at fair market value. Any unrealized gains and losses available for sale securities are reported in other comprehensive income, net of tax, as a separate component of equity unless the decline in value is deemed to be other-than-temporary, in which case, the available for sale investments are written down to fair value and the loss is charged to the statement of income. The Group determines the cost of the securities sold based on the specific identification method.

The Group conducts a periodic review and evaluation of its available for sale securities to determine if the decline in fair value of any security is deemed to be other-than-temporary. Other-than-temporary impairment losses are recognized on securities when: (i) the holder has an intention to sell the security; (ii) it is more likely than not that the security will be required to be sold prior to recovery; or (iii) the holder does not expect to recover the entire amortized cost basis of the security.

(f) Goodwill and Other intangible assets

The Group accounts for its business combinations under the acquisition method of accounting. The Group allocates the cost of an acquired entity to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price for acquisitions over the fair value of the net assets acquired, including other intangible assets, is recorded as goodwill. Goodwill is not amortized but is tested for impairment at the reporting unit level, defined as the Group level, at least annually in the fourth quarter of each fiscal year or more frequently when events or circumstances occur that indicate that it is more likely than not that an impairment has occurred. In assessing goodwill for impairment, an entity has the option to assess qualitative factors to determine whether events or circumstances indicate that it is not more likely than not that fair value of a reporting unit is less than its carry amount. If this is the case, then performing the quantitative two-step goodwill impairment test is unnecessary. The two-step process begins with an estimation of the fair value of a reporting unit. Goodwill impairment exists when a reporting unit’s carrying value of goodwill exceeds its implied fair value. Significant judgment is applied when goodwill is assessed for impairment.

For the goodwill impairment analysis, the Group operates under one reporting unit. Any impairment would be measured based upon the fair value of the related assets. In performing the first step of the goodwill impairment testing and measurement process, the Group compares the entity-wide estimated fair value to net book value to identify potential impairment. Management estimates the entity-wide fair value utilizing the Company’s market capital capitalization plus an appropriate control premium reasonably allocable pertaining to the service business. The Company has split the market capitalisation prior to demerger based on the market capitalisation ratio immediately post the demerger as this is believed to be a consistent basis. The Market capitalization is determined by multiplying the shares outstanding on the assessment date by the market price of the Company’s shares. If the market capitalization is not sufficiently in excess of the Group’s book value, the Company will calculate the control premium which considers appropriate industry, market and other pertinent factors. If the fair value of the reporting unit is less than the book value, the second step is performed to determine if goodwill is impaired. If the Company determines through the impairment evaluation process that goodwill has been impaired, an impairment charge would be recorded in the statement of income. The Group continues to closely monitor its market capitalization. If the Group’s market capitalization for service business, plus an estimated control premium, is below its carrying value for a period considered to be other-than-temporary, it is possible that the Group may be required to record an impairment of goodwill either as a result of the annual assessment that the Group conducts in the fourth quarter of each fiscal year, or in a future quarter if an indication of potential impairment is evident. The estimated fair value of the reporting unit on the assessment date significantly exceeded the carrying book value.

Other intangible assets acquired in a business combination are recognized at fair value using generally accepted valuation methods appropriate for the type of intangible asset and reported separately from goodwill. Intangible assets with definite lives are amortized over the estimated useful lives and are tested for impairment when events or circumstances occur that indicate that it is more likely than not that an impairment has occurred. The Group tests other intangible assets with definite lives for impairment by comparing the carrying amount to the sum of the net undiscounted cash flows expected to be generated by the asset whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the carrying amount of the asset exceeds its net undiscounted cash flows, then an impairment loss is recognized for the amount by which the carrying amount exceeds its fair value.

(g) Fair value measurement of financial instruments

At March 31, 2015 and 2014 the carrying amounts of certain of the Group’s financial instruments, including cash and cash equivalents, accounts receivable, unbilled accounts receivable, restricted cash, accounts payable, accrued employee compensation and benefits and other current liabilities, approximate their fair values due to the nature and maturity of the items. Refer note 24 for a discussion of the fair value of the group’s other financial instruments.

(h) Concentration of credit risk and significant customers

Financial instruments which potentially expose the Group to concentrations of credit risk are primarily comprised of cash and cash equivalents, investments, derivatives, accounts receivable and unbilled accounts receivable. In the management’s opinion, as of March 31, 2014 and 2015, there was no significant risk of loss in the event of non-performance of the counterparties to these financial instruments, other than the amounts already provided for in the financial statements.

The Group places its cash (uninsured), investments and derivatives in highly-rated financial institutions. The Group adheres to a formal investment policy with the primary objective of preservation of principal. Management believes its credit policies reflect normal industry terms and business risk. The Group does not anticipate non-performance by the counterparties and, accordingly, does not require collateral. The customers of the Group are primarily corporations based in the Americas (although delivery centres may be spread in other geographies), Europe and Asia and accordingly, trade receivables are concentrated in the respective countries. To reduce the risk, the Group performs periodic credit evaluation of its customers.

At March 31, 2015, one customer (Customer A) accounted for 43% of gross accounts receivable. At March 31, 2014, one customer accounted for 40% (Customer A) of gross accounts receivable. Revenue from significant clients as a percentage of the Group’s carve out combined revenue was as follows:

	Year ended 31 March
	2015	2014
Customer A	48%	49%

Also refer Note 23 for disclosures on concentration in geographic areas in which the entity conducts its operations and refer to Note 20(B) for the disclosure of transactions with the significant customer being a beneficiary of a principal shareholder.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

3. Summary of significant accounting policies (contd….)

(i) Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of their lease term or the estimated useful life of the related asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is credited or charged to income. Repair and maintenance costs are expensed as incurred. Capital work in progress comprises cost of property and equipment not ready for intended use as at the balance sheet date. The Group depreciates the property and equipment based on its assessed useful life as noted below:

Estimated useful life of assets
Asset Category	March 31, 2015	March 31, 2014
Buildings	29 Years	29 Years
Equipment	15 Years	6-7 Years
Computer systems	3-6 Years	3-5 Years
Electrical fittings, furniture and fixtures	10 Years	10 Years
Office equipment	5 Years	10 Years
Vehicles	4-8 Years	4-6 Years

(j) Long-lived Assets

The Group reviews the carrying value of its long-lived assets or asset groups with definite useful lives to be held and used for impairment whenever events or changes in circumstances indicate that the carrying value of these assets may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying value of an asset to the future net undiscounted cash flows directly associated with the asset. If assets are considered to be impaired, the impairment recognized is the amount by which the carrying value exceeds the fair value of the asset. The Group uses a discounted cash flow approach or other methods, if appropriate, to assess fair value.

Long-lived assets to be disposed of by sale are reported at the lower of carrying value or fair value less cost to sell and depreciation is ceased. Long-lived assets to be disposed of other than by sale are considered to be held and used until disposal.

(k) Income Taxes

Income taxes are accounted for using the asset and liability method whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The current tax provision and advance income tax as at balance sheet date have been arrived at after setting off advance tax and current tax provision where the Group has legally enforceable right to set off assets and liabilities and where such assets and liabilities relate to taxes on income levied by the same governing taxation laws. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Deferred tax assets and liabilities across various countries of operation are not set off against each other as the Group does not have legal right to do so.

The calculation of the Group tax liabilities involves dealing with uncertainties in the application of complex tax regulations in multiple jurisdictions. The Group records liabilities for estimated tax obligations which includes the impact of provisions established for uncertain income tax positions, as well as the related interest, in India and other tax jurisdictions in which it has operations.

The income tax amounts reflected in the accompanying carve out combined financial statements have been allocated based on taxable income directly attributable to the Service Business.

(l) Revenue and Other income

The Group derives its revenue from a variety of software development and support services. Contracts for these services have different terms and conditions based on the scope, deliverables, and complexity of the engagement which require management to make judgments and estimates in determining the overall cost to the customer. Revenue is recognized net of discounts and allowances, value-added and service taxes, and includes reimbursement of out-of-pocket expenses amounting to Rs. 3,062,993 and Rs. 1,998,854 for the years ended March 31, 2015 and 2014 respectively.

The Group considers revenue to be earned once persuasive evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is reasonably assured. The revenue from software development and support services are derived predominantly from time-and-material and fixed price contracts. Revenue from time and material contracts is recognized as the services are performed and amounts are earned. Revenue related to fixed price contracts is recognized in accordance with the proportional performance method. When customer acceptance provisions exist for fixed priced contracts, revenue is recognised only if the Group is able to reliably determine that the service meets, or will meet upon completion, the customer acceptance criteria. The input (efforts expended) method is used to measure progress towards completion, as there is a direct relationship between input and productivity. Costs are recorded as incurred over the contract period.

In instances when revenue is derived from sales of third-party vendor services, material or licenses, revenue is recorded on a gross basis when the Group is a principal to the transaction and net of costs when the Group is acting as an agent between the customer and the vendor. Several factors are considered to determine whether the Group is a principal or an agent, most notably whether the Group is the primary obligor to the customer, has established its own pricing, and has inventory and credit risks.

Interest income is recognized using the time-proportion basis taking into account the amount outstanding and the applicable interest rate. Dividend income is recognized when the Group’s right to receive dividend is established.

(m) Cost of revenue and other operating expenses

Costs of revenue principally consists of expenses associated with projects and includes items such as salaries, employee benefits and share based compensation expense, travelling expenses, cost of technical subcontractors and security and other benefit plans for overseas employees.

Selling, general and administrative expenses are those expenses associated with promoting & selling the Group’s services and overall administration. Selling expenses include items such as sales and marketing personnel salaries, share based compensation expense and related fringe benefits, commissions, travel and cost of advertising and other promotional activities.

General and administrative expenses include other operating expenses such as officers’ and administrative personnel salaries, share based compensation expense and related fringe benefits, legal and audit expenses, insurance and operating lease expenses.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

3. Summary of significant accounting policies (contd….)

(n) Share based compensation

Share-based compensation cost is determined by estimating the fair value at the grant date of the Company’s options using the Black-Scholes option pricing model, and expensing the total compensation cost on a straight line basis (net of estimated forfeitures including on account of expectation of achievement of non-market performance based vesting conditions) over the requisite employee service period.

The risk-free interest rate assumptions are based on the estimated interest rates applicable for maturity equal to the expected life of the options based on the zero-coupon yield curve for Government Securities. The Company’s volatility assumption is based on the historical volatility rates of the Company’s shares from exchange traded shares over periods commensurate with the expected term of each grant.

The expected term of employee share-based awards represents the weighted average period of time that awards are expected to remain outstanding. The determination of the expected term of share-based awards assumes that employees’ behaviour is a function of the awards vested, contractual lives, and the extent to which the award is in the money. Accordingly, for the fiscal years ended March 31, 2015 and 2014, the expected term of our options is based on historical employee exercise patterns.

(o) Allowances for doubtful accounts

The Group maintains an allowance for doubtful accounts for estimated losses resulting from the inability of clients to make required payments. The allowance for doubtful accounts is determined by evaluating the relative credit worthiness of each client, historical collections experience and other information, including the aging of the receivables. We evaluate the collectability of our accounts receivables on an on-going basis and write-off accounts when they are deemed to be uncollectible.

(p) Unbilled Accounts receivable

Unbilled accounts receivable represent revenue on contracts to be billed, in subsequent periods, as per the terms of the related contracts.

4. New Accounting Pronouncements

In April 2014, the FASB issued ASU No. 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU is effective for disposals that occur within annual periods beginning on or after December 15, 2014, and interim periods within annual periods beginning on or after December 15, 2015. This ASU elevates the threshold for a disposal to qualify as discontinued operations and significantly expands the disclosure requirements for transactions that meet the criteria for discontinued operations. The Group expects the adoption of this guidance will have no impact on the Group’s financial position, results of operations, comprehensive income, cash flows and disclosures.

In May 2014, the FASB issued ASU No. 2014-9, Revenue from Contracts with Customers (Topic 606). This ASU is effective for annual reporting periods beginning after December 15, 2017 (after considering deferral of one year by FASB), including interim periods within that reporting period. This ASU clarifies the principles for recognizing revenue and provides a common revenue standard for U.S. GAAP and International Financial Reporting Standards (“IFRS”). The Group is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, comprehensive income, cash flows and disclosures.

In June 2014, the FASB issued ASU No. 2014-12, Compensation-share Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU is effective for annual periods and interim periods within those annual periods, beginning after December 15, 2015. The Group expects the adoption of this guidance will have no impact on the Group’s financial position, results of operations, comprehensive income, cash flows and disclosures.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements - Going Concern (subtopic 205-40). This ASU is effective for annual periods ending after December 15, 2016, and for annual periods and interim periods thereafter, and defines management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The Group expects the adoption of this guidance will have no impact on the Group’s financial position, results of operations, comprehensive income, cash flows and disclosures.

In November 2014, the FASB issued ASU No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. This ASU is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The Group expects the adoption of this guidance will have no impact on the Group’s financial position, results of operations, comprehensive income, cash flows and disclosures.

In November 2014, the FASB issued ASU No. 2014-17, Business Combinations (Topic 805): Pushdown Accounting. This ASU is effective on November 18, 2014 and provides an acquired entity with an option to apply pushdown accounting in its separate financial statements upon occurrence of an event in which an acquirer obtains control of the acquired entity. The Group is currently evaluating the impact that the adoption of this guidance will have on its financial position, results of operations, comprehensive income, cash flows and/or disclosures.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

5      Cash and cash equivalents

The cash and cash equivalents as of March 31, 2015 and 2014 are as follows:

	March 31, 2015	March 31, 2014
Cash on hand	271,094	268,847
Balance with banks in current accounts	960,042,711	1,307,461,318
Deposits with banks, having maturities of less than three months	489,510,431	571,212,743
	1,449,824,236	1,878,942,908

6      Allowances for accounts receivable

The Group maintains an allowance for uncollectible receivables on its accounts receivables at the end of the year. Accounts receivables are measured at amortized cost. Factors considered by the management in determining the adequacy of the allowance include the present and prospective financial condition of the debtor and the ageing of the trade receivables.

The movement in allowance for accounts receivable is given below:

Balance at the beginning of the year	27,822,301	110,715,208
Additional provision during the year	18,263,482	18,510,728
Deductions on account of write offs and collections	(5,546,370)	(101,403,635)
Balance at the end of the year	40,539,413	27,822,301

7      Other current assets

Interest receivable	27,208,178	10,170,056
Derivative financial instruments	552,855,811	—
Advances recoverable	132,558,595	122,193,486
Advances to related parties	738,803,755	193,679,300
Other	88,651,022	86,033,334
	1,540,077,361	412,076,176

8      Property and equipment

Land	896,176,632	584,616,453
Buildings	1,132,657,616	940,824,005
Equipment	2,523,168,663	2,434,891,332
Electrical fittings	144,994,017	138,926,391
Furniture, fixtures and office equipment	771,543,340	719,127,478
Vehicles	133,835,970	138,622,125
Capital work in progress	—	959,845
	5,602,376,238	4,957,967,629
Accumulated depreciation	3,273,838,670	3,070,461,377
Property and equipment, net	2,328,537,568	1,887,506,252

Depreciation expense was Rs.276,738,776 and Rs.308,279,108 for the years ended March 31, 2015 and 2014, respectively. Capital work in progress includes the cost of property and equipment which are not placed in service before the balance sheet date. In fiscal 2015 the Group has revised the estimated useful life of certain assets as it was felt that the revised life would better represent the allocation of cost of long-lived assets over the pattern in which the economic benefits are derived from the use of these assets and resulting in more appropriate presentation of the financial statements. On account of the revision of estimate, the depreciation charge for the year ending March 31, 2015 was higher by Rs.5,220,000.

9      Goodwill

In November 2002, the Company acquired substantially all of the business and assets of Orbitech Solutions Limited (OSL), a company domiciled in India. Goodwill represents the allocation of goodwill recorded on the acquisition to the Service Business based on the relative fair value of the net assets of the Service Business acquired. There has been no impairment or write down of goodwill since initial recognition.

10   Other intangible assets

Customer Contracts	3,856,000,000	3,856,000,000
Accumulated amortization	3,850,166,667	3,838,500,000
Other intangibles, net	5,833,333	17,500,000

Customer contracts acquired as part of transaction mentioned in note-9 above amounting to Rs. 3,821,000,000 are fully amortized as at March 31, 2015 and March 31, 2014. These remaining customer contracts are amortized on a straight-line basis over a period of three years. Amortization expense was Rs. 11,666,667 and Rs. 11,666,667 for the years ended March 31, 2015 and 2014, respectively. The estimated annual amortization expense schedule for intangible assets based on current balance is as follows:

Year ending March 31, 2016	5,833,333
Thereafter	—

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

11 Available for sale investments

Available for sale investment securities consist of the following:

As of March 31, 2015:

	Amortized Cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair Value
a. Non current

Corporate bonds and other debt securities	979,762,581	79,303,674	(3,847,370)	1,055,218,885
Preference shares	250,000,000	9,000,000	—	259,000,000
Equity securities	10,866,359	92,291,022	—	103,157,381
Total	1,240,628,940	180,594,696	(3,847,370)	1,417,376,266

b. Current

Mutual fund investments - debt	80,192,838	724,819	—	80,917,657
Depository receipts	24,846,037	5,964,560	—	30,810,597
Total	105,038,875	6,689,379	—	111,728,254

As of March 31, 2014:

	Amortized Cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair Value
a. Non current

Corporate and other debt securities	603,986,641	10,750,000	(430,553)	614,306,088

b. Current

Mutual fund investments - Debt	1,244,966,103	30,232,408	—	1,275,198,511
Depository receipts	58,428,510	—	(2,403,536)	56,024,974
Total	1,303,394,613	30,232,408	(2,403,536)	1,331,223,485

The Group’s available for sale investment securities consist, principally of listed Equity shares/Asian Depository Receipts, Mutual funds invested in debt securities and other debt securities which comprise of Investment in Corporate bonds and Preferences shares issued by Corporates.

The net unrealized gains have been recorded as part of accumulated other comprehensive income as they are available for sale.

The Group evaluates investments with unrealized losses to determine if the losses are other than temporary. The Group has determined that the gross unrealized losses on its available-for-sale securities at March 31, 2015 are temporary. The Group conducts a periodic review and evaluation of its investment securities to determine if the decline in fair value of any security is deemed to be other-than-temporary. Other than-temporary losses are reflected in earnings as a charge against gain on sale of investments to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income.

The maturity profile of the investments classified as available for sale (other than equity instruments) as of March 31, 2015 and 2014 is set out below:

	March 31, 2015	March 31, 2014
Less than one year	111,728,254	1,331,223,485
One to five years	149,999,939	12,183,088
Five to ten years	659,917,293	532,816,000
Due after ten years	504,301,653	69,307,000
	1,425,947,139	1,945,529,573

Proceeds from the sale of available-for-sale securities and the gross gains and losses that have been included in earnings as a result of those sales are as stated below. The cost of a security sold or the amount reclassified out of accumulated ‘other comprehensive income (loss)’ into earnings was determined on specific identification method.

The table summarizes the transactions for available for sale securities:

	March 31, 2015	March 31, 2014
Proceeds from sales of available for sale investment securities	1,117,449,236	1,004,978,603

Gross gains	49,650,994	18,205,680
Gross losses	(1,315,377)	(51,785)
Net realised gain on sales of available for sale investment securities	48,335,617	18,153,895

Interest income earned from these investments during the years ended March 31, 2015 and 2014 were Rs. 63,010,777 and Rs. 27,326,397 respectively.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

12 Derivative Financial Instruments

In the normal course of business, the Group uses derivative financial instruments to manage foreign currency exchange rate risk in highly probable forecasted transactions. Derivative transactions are governed by a uniform set of policies and procedures covering areas such as authorization, counterparty exposure and hedging practices. The Group does not enter into derivative transactions for trading or speculative purposes.

As a result of the use of derivative instruments, the Group is exposed to the risk that counterparties to derivative contracts will fail to meet their contractual obligations. To mitigate the counterparty credit risk, the Group has a policy of entering into contracts only with carefully selected, nationally recognized financial institutions, based upon their credit ratings and other factors. The Company’s hedging program involves the purchase of derivative instruments with maturities of up to 750 days, and is designed to mitigate the impact of foreign exchange on United States Dollars (US$), denominated highly probable forecasted revenue with respect to the periods for which such instruments are purchased.

The following table presents the aggregate notional principal amounts of the outstanding derivative forward covers together with the related balance sheet exposure:

	Notional principal amounts
	March 31, 2015	March 31, 2014

Foreign Exchange Forward denominated in: US$/[]	$180,000,000	$200,000,000

The notional amount is a key element of derivative financial instrument agreements. However, notional amounts do not represent the amount exchanged by counterparties and do not measure the Group’s exposure to credit risk as these contracts are settled at their fair values at the maturity date. The balance sheet exposure denotes the fair value of these contracts at the reporting date and is presented in Indian rupees.

The Group presents its foreign exchange derivative instruments on a gross basis in the financial statements.

The fair value of those derivative instruments presented on a gross basis as of each year end is as follows:

	March 31, 2015
	Other Current Assets	Other Non-Current Assets	Other current liabilities	Total Fair Value
Derivatives designated as hedging instruments:
Foreign exchange contracts in an asset position	552,855,811	24,425,623		577,281,434
Net asset	552,855,811	24,425,623	—	577,281,434

	March 31, 2014
	Other Current Assets	Other Non-Current Assets	Other current liabilities	Total Fair Value
Derivatives designated as hedging instruments:
Foreign exchange contracts in an asset position	—	292,771,407	—	292,771,407
Foreign exchange contracts in an liability position	—	—	(168,365,878)	(168,365,878)
Net asset (liability)	—	292,771,407	(168,365,878)	124,405,529

The following tables summarize the activities in the accumulated other comprehensive income for the year ended March 31, 2015 and March 31, 2014:

	Amount of Gain or (Loss) Recognised in AOCI
	on Derivatives (Effective Portion)
Derivatives designated in a cash flow hedge	March 31, 2015	March 31, 2014
Foreign currency exchange contracts (net of taxes)	288,236,248	(16,810,029)

The following tables summarize the activities in the carve out combined statement of income for the year ended March 31, 2015 and March 31, 2014:

	March 31, 2015		March 31, 2014
			Amount of Gain or	Location of Gain or
	Amount of Gain or	Location of Gain or	(Loss) Reclassified	(Loss) Reclassified
	(Loss) Reclassified from	(Loss) Reclassified from	from AOCI into	from AOCI into
	AOCI into Income	AOCI into Income	Income (Effective	Income (Effective
Derivatives in cash flow hedging relationships	(Effective Portion)	(Effective Portion	Portion)	Portion
Foreign Currency Exchange Contracts	552,855,811	Revenue	(168,365,878)	Revenue

As at March 31, 2015, the estimated net amount of existing gain that is expected to be reclassified into the income statement from accumulated other comprehensive income on maturity of the hedging contracts is Rs. 552,855,811. The estimated net amount of existing losses expected to be reclassified into the income statement from accumulated other comprehensive income on maturity of the hedging contracts as at March 31, 2014 amounts to Rs. 168,365,878

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

13   Other non-current assets

	March 31, 2015	March 31, 2014

Security deposits	106,565,824	65,771,564
Capital advances	14,970,819	8,602,143
Derivative financial instruments	24,425,623	292,771,407
Prepaid tax	727,594,887	837,212,543
Other	49,928,008	51,140,730
	923,485,161	1,255,498,387

14   Accounts payable and accrued expenses

Trade creditors	404,339,312	91,558,819
Employee payables	756,112,345	1,025,836,343
Accrued expenses	533,849,008	497,274,071
Other	145,050,138	120,035,012
	1,839,350,803	1,734,704,245

15   Other current liabilities

Unclaimed dividends	509,400,214	8,876,448
Superannuation payable	66,314,159	58,665,101
Due to related parties	21,858,580	329,241,000
Derivative financial instruments	—	168,365,878
Other	190,727,564	120,193,288
	788,300,517	685,341,715

16   Other income, net

	Year ended March 31,
	2015	2014
Interest income	76,655,025	86,764,404
Dividend income on available for sale securities	154,418,796	51,222,069
Gain on sale of available for sale securities, net	48,335,617	18,153,895
Foreign exchange gain	118,279,900	731,286,896
Gain on sale of property and equipment	1,382,326	1,343,815
Miscellaneous income	24,717,771	1,757,299
	423,789,435	890,528,378

Interest and amortization of debt discount and expense	(1,751,128)	(11,451,669)
	(1,751,128)	(11,451,669)

	422,038,307	879,076,709

17   Income taxes

Entities in the Group file tax returns in their respective tax jurisdictions. The Group’s provisions (benefit) for income taxes consist of the following:

	Year ended March 31,
	2015	2014
Current taxes
Indian taxes	499,651,272	379,284,482
Foreign taxes	169,787,658	266,789,890
	669,438,930	646,074,372
Deferred taxes
Indian taxes	(102,204,517)	292,520,235
Foreign taxes	17,230,252	5,024,140
	(84,974,265)	297,544,375
Total taxes	584,464,665	943,618,747

Income tax expense is net of reversal of provisions recorded in earlier periods, which are no longer required, amounting to Rs. 16,700,000 and Rs. 94,972,291 for the years ended 31 March 2015 and 2014 respectively

Reconciliation between the Group’s provision for income tax and amount computed by applying the statutory income tax rate in India is as follows:

	Year ended March 31,
	2015	2014
Income before income tax expense	2,005,906,526	3,020,692,513
Statutory tax rate in India	33.99%	33.99%
Expected tax expense	681,807,628	1,026,733,385
Earlier years provisions/taxes written back	(16,700,000)	(94,972,219)
Non-taxable income	(92,360,696)	(35,741,607)
Increase in valuation allowance	1,314,729	1,734,247
Difference between Indian and foreign tax rates	(36,284,738)	4,594,704
Employee stock compensation cost	48,592,370	8,569,775
Increase in unrecognised tax benefits	12,753,560	32,700,462
Other	(14,658,188)	—
Income tax expense	584,464,665	943,618,747

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

17     Income taxes (Contd……)

The Company created one export oriented units during the financial year ended March 31, 2011 in a leased facility in SEZ designated location in Pune, India. The Company’s profits from the Puna SEZ operations are eligible for certain income tax exemptions for a period of up to 15 years from 2011. Our India profits ineligible for SEZ benefits are subject to corporate income tax at the current rate of 33.99%.

Income tax charged to equity for the years ended March 31, 2015 and 2014 are as follows:

	Year ended March 31,
	2015	2014
Equity for:-
Unrealized holding gain on available for sale investment securities	50,792,532	5,845,940
Unrealized holding (loss) gain on derivative instruments designated in a cash flow hedge	148,419,180	(8,655,853)
	199,211,712	(2,809,913)

The Company in India is subject to Minimum Alternate Tax (MAT) on its book profit, which gives rise to future economic benefits in the form of adjustment of future income tax liability. Any MAT paid for a year can be set-off against the normal tax liability within ten subsequent years. The entire MAT credit amounting to Rs. 170,256,080 was utilised during the year ended 31 March 2015.

The tax returns are subject to examination by the tax authorities in the jurisdictions where the Group conducts business. The Group’s major tax jurisdictions are India, USA, Singapore and United Kingdom (UK). The Indian taxing authorities issued an assessment order with respect to their examination of Company’s the various tax returns for the financial years ended March 31, 2002 to March 31, 2011. At issue are several matters, the most significant of which is the redetermination of the arm’s length profit which should be recorded by the Company on the intercompany transactions with its affiliates. Resolution of these matters involves some degree of uncertainty; accordingly, the Group assesses these positions and recognises income tax liability for cases where it believes that the position taken by the tax authorities would more likely than not sustain against the demand.

A reconciliation of the beginning and ending balance of unrecognised tax benefits are as follows:

	March 31, 2015	March 31, 2014
Balance at the beginning of the year	417,640,796	384,940,334
Increase due to tax position taken during the current year	12,753,560	32,700,462
Balance at the end of the year	430,394,356	417,640,796

The unrecognized tax benefits, if recognized, would affect the Group’s effective tax rate. The Management is of the view that significant changes in the amount of unrecognized tax benefits within the next 12 months depends upon the progress of tax proceedings with various tax authorities. The specific timing of when the resolution of each tax position will be reached is uncertain and hence it is not reasonably possible to estimate the income tax impact of these potential resolutions at this time.

Income tax expense includes interest related to income tax amounting to Rs. 95,03,506 and Rs. 80,22,849 for the years ended March 31, 2015 and 2014 respectively. As at March 31, 2015 and 2014, income taxes payable include Rs. 88,606,362 and Rs. 79,102,856, respectively, on account of accrued interest related to uncertain tax positions.

The Group’s major tax jurisdictions are India, USA, Singapore and the United Kingdom (UK). The tax examination in USA, Singapore and UK are open for financial 20l4-l5 and for India tax examination is open for financial year beginning 2011-12 upto 2014-15.

The components of the deferred tax balances as of March 31, 2015 and 2014 are as follows:

	Year ended March 31,
	2015	2014
Deferred tax assets:
Allowance for doubtful accounts	11,903,000	6,154,456
Accrued employee benefits	126,082,265	107,926,690
Property and equipment	23,856,830	14,690,054
Deferred revenue	189,722,591	135,252,115
Net operating losses	93,924,401	92,609,672
Other temporary differences	4,140,044	5,240,320
	449,629,131	361,873,307
Less : Valuation allowance	(93,924,401)	(92,609,672)
Total deferred tax assets	355,704,730	269,263,635

Deferred tax liabilities:
Unrealized gains on available for sale investment securities	63,740,968	12,948,429
Unrealized gains on derivative financial instruments	196,217,959	47,798,778
Property and equipment	989,244	—
Total deferred tax liabilities	260,948,163	60,747,207

Net deferred tax assets/(liability)	94,756,567	208,516,428

Disclosed as
Deferred tax assets - Current	105,892,924	193,826,37l
Deferred tax assets - Non Current	23,856,831	14,690,056
Deferred tax liabilities - Current	34,003,943	—
Deferred tax liabilities - Non Current	989,244	—

In assessing the realizability of deferred tax assets, the management considers whether it is more likely than not, that some portion, or all, of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. The management considers the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and its tax planning strategies, including projections for future taxable income over the periods in which the deferred tax assets are deductible, the management believes that it is more likely than not that the Group will realize the benefits of those deductible differences, net of existing valuation allowances. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

Valuation allowances have been created for net losses of certain subsidiaries of the Group as there are uncertainties in generating taxable income. Such losses aggregate to approximately Rs. 447,941,651 and Rs. 441,693,657 as of March 31, 2015 and 2014, respectively. The details of these losses and their expiry periods are as follows:

a) Business losses (excluding unabsorbed depreciation) of an Indian subsidiary aggregate to Rs. 1,630,108 and Rs. 1,943,916 as of March 31, 2015 and 2014, respectively and will begin to expire from Fiscal 2020 through Fiscal 2023. The unabsorbed depreciation aggregating to Rs. 17,470,016 and Rs. 17,011,721 as at March 31, 2015 and 2014 are available for set off against future taxable income in perpetuity.

b) Business losses of an overseas subsidiary aggregating of Rs. 33,279,273 and Rs. 32,380,947 as of March 31, 2015 and 2014, respectively wilt begin to expire from Fiscal 2017 through Fiscal 2020.

c) Long term capital losses of Polaris aggregating to Rs. 395,562,254 and Rs. 390,357,073 as at March 31, 2015 and March 31, 2014, respectively will begin expiring from Fiscal 2021 through Fiscal 2023. These losses can only be utilised to set off only against long term capital gains.

The Company has undistributed foreign earnings amounting to Rs. 2,648,075,667 and Rs. 2,507,660,246 for the years ended March 31, 2015 and 2014 respectively, in its subsidiaries which the Company does not intend to repatriate and is reinvested in the respective subsidiaries.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

18     Share Based Compensation

Associate Stock Option Plan 2003 : The Shareholders of the Company at the Extra-ordinary General Meeting (EGM) held on March 12, 2004 approved an Associate Stock Option Plan (the 2003 Plan). The 2003 Plan provides for issuance of 3,895,500 options, convertible to equivalent number of equity shares of Rs.5 each, to the employees including Directors. The options are granted at the market price on the date of the grant. The market price, in accordance with the Securities and Exchange Board of India (SEBI) Employee Stock Option Scheme and Employee Stock Purchase Scheme Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. The option vests over a period of 5 years from the date of grant in a graded manner, with 20% of the options vesting each year. The exercise period shall commence from the date of vesting and expires within 36 months from the last vesting date.

Associate Stock Option Plan 2004 : The Shareholders of the Company in the AGM held on July 22, 2005 approved an Associate Stock Option Plan (the 2004 plan). The 2004 plan provides for issuance of 1,084,745 options, convertible to equivalent number of equity shares of Rs.5 each, to the associates including Directors. The options are granted at the market price on the date of the grant. The market price, in accordance with the SEBI Employee Stock Option Scheme and Employee Stock Purchase Scheme Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. The option vests over a period of 5 years from the date of grant in a graded manner, with 20% of the options vesting each year. The exercise period shall commence from the date of vesting and expires within 36 months from the last vesting date.

Associate Stock Option Plan 2011

The Shareholders of the Company in the Extraordinary General Meeting held on October 28, 2011 approved an Associate Stock Option Plan (the 2011 plan). The 2011 plan provides for issuance of 4,960,000 options convertible into equivalent number of equity shares of Rs 5 each. The 2011 plan shall be administered under 4 different schemes based on the following terms:

Particulars	Swarnam 11	Swarnam 21	Swarnam 31	Swarnam 41
Eligible employees	Senior and Key executives excluding non-executive directors	Members of Business leadership team or equivalent thereof excluding non-executive directors	Associates in the grade of Executive Vice president and above, excluding non executive directors	Non – Executive directors
Maximum number of options grantable	3,720,000	1,736,000	1,240,000	200,000
	Less: Number of Option granted under Swarnam 21		Less: Number of Option granted under Swarnam 41
Grant price
A. Market price upto Rs. 175	Market price	Market price	Market price	Market price
B. Market price between Rs. 175 – Rs. 500	15% discount on market price. (Subject to being Not lower than Rs 175)	30% discount on market price. (Subject to being Not lower than Rs 175)	50% discount on market price. (Subject to being Not lower than Rs 175)	Market price
C. Market price greater than Rs. 500	10% discount on market price	20% discount on market price	50% discount on market price	Market price

The market price, in accordance with the SEBI (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. The options shall be valued using the black schole model.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

18     Stock Based Compensation (Contd……)

The option vests over a period of 5 years from the date of grant in a graded manner, subject to fulfilment of vesting conditions as follows:

Vesting schedule	Swarnam 11	Swarnam 21	Swarnam 31	Swarnam 41
Service conditions
At the end of year 1	10%	0%	0%	20%
At the end of year 2	15%	0%	0%	20%
At the end of year 3	20%	33%	33%	20%
At the end of year 4	25%	33%	33%	20%
At the end of year 5	30%	34%	34%	20%
Performance conditions
Performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating
Companies target EPS growth	Accelerated vesting of 5%/10% each year, based on Company achieving specified target EPS growth	Accelerated vesting of 5%/10% each year, based on Company achieving specified target EPS growth	NA	NA

The exercise period shall commence from the date of vesting and expires within 60 calendar months from the relevant vesting date.

Associate Stock Option Plan 2015

The Shareholders of the Company in the Extraordinary General Meeting held on March 19, 2015 approved an Associate Stock Option Plan (the 2015 plan). The 2015 plan provides for issuance of 50,00,000 options convertible into equivalent number of equity shares of Rs 5 each. The plan shall be administered under 5 different schemes based on the following terms:

Particulars	Swarnam 101	Swarnam 201	Swarnam 301	Swarnam 401	Swarnam 501
Grant price
Market price upto Rs. 126	Market price	Market price	Market price	Market price	Market price
Market price between Rs. 126 – Rs. 360
	15% discount on market price. (Subject to being Not lower than Rs 126)	30% discount on market price. (Subject to being Not lower than Rs 126)	50% discount on market price. (Subject to being Not lower than Rs 126)	25% discount on market price. (Subject to being Not lower than Rs 126)	Up to 50% discount on market price. (Subject to being Not lower than Rs 126)
Market price greater than Rs. 360	10% discount on market price	20% discount on market price	50% discount on market price	25% discount on market price	Up to 50% discount on market price

The market price, in accordance with the SEBI (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. No options were granted under this plan during the year.

Associate Stock Option Plan (Trust) 2011 : The Shareholders of the Company in the Extraordinary General Meeting held on October 28, 2011 approved an Associate Stock Option Plan (TRUST) 2011 [the 2011(Trust) plan]. The 2011 (Trust) plan provides for issuance of 1,984,000 options, convertible to equivalent number of equity shares of Rs 5 each. The options shall be granted at the market price if the market price is below Rs. 175 or at discount of 10% on market price if the market price is Rs. 175 or above. The market price, in accordance with the SEBI (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. The option vests over a period of 5 years from the date of grant in a graded manner, with 20% of the options vesting each year. The exercise period shall commence from the date of vesting and expires within 60 calendar months from the relevant vesting date. The Company has not granted any options under this plan as on March 31, 2015.

The Company has formed an Associate stock option plan Trust-2011, for the purpose of administering the above scheme. The Trust had purchased 1,536,000 shares of the Company from the secondary market during the year ended March 31, 2013. In accordance with the Stock Exchange Board of India (SEBI) circular dated January 17, 2013, listed companies are prohibited from the purchase of their own securities in the secondary market through such trusts. Consequent to this, the trust disposed off such holdings during the quarter ended June 30, 2014.

For the years ended March 31, 2015 and 2014, stock-based compensation expense related to the stock option plans was allocated as follows:

	Year ended March 31,
	2015	2014
Cost of revenue	87,988,477	22,691,372
Selling, general and administrative expenses	9,776,497	2,521,263
Total share based compensation expense	97,764,974	25,212,635

The above expense is net off allocation made to Intellect Design Arena Limited . Refer Note -20.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

18     Share Based Compensation (Contd……)

Disclosures pursuant to a modification of the scheme

On September 15 2014, the Products Business was demerged/spun of into a separate legal entity called Intellect Design Arena Limited (IDAL). The court order approving the demerger was received on September 15, 2014 with effect from April 1, 2014.

As per the scheme of arrangement, the exercise price of the 2,144,200 stock options held by 135 employees, was modified to 72% of the old exercise price. The employees were also provided an equivalent number of options in the resultant entity, Intellect Design Arena Limited (IDAL). The balance of the exercise price of 28% was the exercise price of the stock options issued by IDAL to the employees.

The incremental compensation cost resulting from the modification was allocated as follows:

Year ended March
31, 2015
Cost of revenue	40,676,227
Selling, general and administrative expenses	4,519,581
Total share based compensation expense	45,195,808

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

18     Stock Based Compensation (Contd……)

Changes in number of shares representing the outstanding stock options during the year ended March 31, 2015 are given below:

							Weighted average remaining contractual
	Shares arising out of the plan			Weighted average exercise price			term (in years) plan			Aggregate Intrinsic Value
	2003	2004	2011	2003	2004	2011	2003	2004	2011	2003	2004	2011
Outstanding at beginning of the year	1,627,500	412,300	4,012,900	122.27	144.03	98.47	3.48	2.32	8.05
Granted	—	—	650,000	—	—	128.04
Forfeited	(64,000)	(4,200)	(331,300)	127.71	111.70	92.18
Expired	(359,300)	(16,600)	(50,700)	110.87	62.74	94.64
Exercised	(258,100)	(17,800)	(106,250)	94.19	133.00	91.83				17,905,322	184,688	8,484,794
Outstanding at the end of the year	946,100	373,700	4,174,650	133.89	148.53	103.79	2.74	1.94	4.68	29,861,622	6,322,248	250,930,293
Vested and exercisable at the end of the year	838,800	360,500	414,350	134.45	149.76	94.54	1.16	0.94	4.47	53,608,706	16,345,939	41,669,692
Weighted average fair value of options granted	—	—	82.58
Estimated fair value of options vested during the year	15,965,400	4,308,813	25,515,899	—	—	—

Total number of outstanding options for the 2003, 2004 and 2011 Plan includes Nil, Nil and 4,174,650 performance based options respectively as on March 31, 2015 and Nil, Nil and 4,012,900 as on March 31, 2014 respectively. These options will vest to the employees of the Group based on the achievement of certain targets by the Group.

As of March 31, 2015, total unrecognized compensation cost of 2003, 2004 and 2011 plans amounting to Rs. 2,057,348, Rs. 221,901 and Rs. 256,067,648 related to stock options is expected to be recognized over a weighted-average period of 2.74 years, 1.94 years, and 4.68 years respectively.

Changes in number of shares representing the outstanding stock options during the year ended March 31, 2014 are given below:

							Weighted average remaining contractual
	Shares arising out of the plan			Weighted average exercise price			term (in years) plan			Aggregate Intrinsic Value
	2003	2004	2011	2003	2004	2011	2003	2004	2011	2003	2004	2011
Outstanding at beginning of the year	1,981,100	507,700	1,301,000	165.03	184.27	131.47	4.5	3.25	7.54

Granted	—	—	2,897,000	—	—	138.54
Forfeited	(107,700)	—	(169,400)	165.37	—	126.97
Expired	(202,000)	(69,800)	(15,400)	149.89	130.61	132.06
Exercised	(43,900)	(25,600)	(300)	56.38	76.60	113.20				3,138,033	1,312,410	4,400
Outstanding at the end of the year	1,627,500	412,300	4,012,900	169.82	200.04	136.76	3.48	2.32	8.05	37,678,310	(3,896,670)	222,093,425

Vested and exercisable at the end of the year	1,306,700	301,000	265,400	167.43	231.04	130.41	1.41	0.81	5.13	(51,692,717)	(24,215,919)	(675,902)
Weighted average fair value of options granted	—	—	73.98
Estimated fair value of options vested during the year	3,423,240	1,366,209	2,826,490

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

18     Stock Based Compensation (Contd……)

Total number of outstanding options for the 2003, 2004 and 2011 Plan includes Nil, Nil and 3,964,900 performance based options respectively as on March 31, 2014 and Nil, Nil and 1,301,000 as on March 31, 2013 respectively. These options will vest to the employees of the Group based on the achievement of certain targets by the Group.

As of March 31, 2014, total unrecognized compensation cost of 2003, 2004 and 2011 plans amounting to Rs. 9,465,593, Rs. 1,294,771 and Rs. 372,279,155 related to stock options is expected to be recognized over a weighted-average period of 3.48 years, 2.32 years, and 8.05 years respectively.

The aggregate intrinsic value of shares for the 2003 Plan, the 2004 Plan and the 2011 Plan represent the total pre-tax intrinsic value calculated as the difference between the Company’s closing stock price on the last trading day of the financial year and the exercise price.

Cash received from option exercises under the stock option plan for the years ended March 31, 2015 and 2014 was Rs. 44,695,349, and Rs. 2,509,215 respectively.

The fair value of each option under the Associate Stock Option Plan 2011 plan is estimated on the date of grant using the Black-Scholes model with the following assumptions:

	March 31, 2015				March 31, 2014
	Swarnam 21	Swarnam 31	Swarnam 11	Swarnam 11	Swarnam 11	Swarnam 11	Swarnam 11	Swarnam 41	Swarnam 11	Swarnam 21	Swarnam 31
	30-Apr-14	30-Apr-14	07-Nov-14	22-Jan-15	27-Apr-13	30-Jul-13	22-Oct-13	07-Mar-14	10-Mar-14	10-Mar-14	10-Mar-14
Dividend yield	2.41%	2.41%	3.08%	6.74%	1.83%	2.26%	2.26%	2.26%	2.26%	2.26%	2.26%
Expected term (years)	6.50	6.50	5.00	5.00	6.00	6.00	6.00	5.50	6.00	6.51	6.51
Risk free interest rates	8.90%	8.90%	8.22%	7.75%	7.71%	8.47%	8.67%	8.92%	9.10%	9.13%	9.13%
Volatility	58.62%	58.62%	51.49%	51.33%	56.12%	55.06%	54.53%	51.63%	53.56%	56.23%	56.23%

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

19  Employee Benefit Plans

India Operation

The Group has employee benefit plans in the form of certain statutory and welfare schemes covering substantially all of its employees.

Provident Fund

Employees receive benefits from a provident fund, which is a defined contribution plan. Both the employee and the Company make monthly contributions to the regional provident fund equal to a specified percentage of the covered employee’s salary. The Company recognizes contribution payable to the provident fund scheme as expenditure, when an employee renders the related service. The Company has no further obligations under the plan beyond its monthly contributions. The contributions are charged to the income statement of the year when the contributions to the respective funds are due and there are no other obligations other than the contribution payable. Total contributions made in respect of this plan for years ended March 31, 2015 and 2014 are Rs. 175,504,503 and Rs. 133,359,398 respectively.

Gratuity

The Company provides for gratuity in accordance with the payment of Gratuity Act, 1972, a defined benefit retirement plan (the Plan) covering all employees. The plan, subject to the provisions of the above Act, provides a lump sum payment to eligible employees at retirement, death, incapacitation or termination of employment, of an amount based on the respective employee’s salary and the tenure of employment. A trust by name “Polaris Software Lab Group gratuity trust” has been constituted to administer the gratuity fund. Gratuity liability is accrued and provided for on the basis of an actuarial valuation on projected unit credit method made at the end of each financial period. Actuarial gains/losses are immediately taken to Statement of profit and loss and are not deferred.

The fund are invested in the form of a prescribed insurance policy with ICICI Prudential and Life Insurance Corporation of India (“LIC”). The overall expected rate of return on asset is determined based on the market prices prevailing on that date, applicable to the period over which the obligation is to be settled. The Group’s plan assets are managed by ICICI Prudential and LIC.

The reconciliation of the beginning and ending balance of the projected benefit obligation and the paid value of plan assets for the years ended March 31, 2015 and 2014, and the accumulated benefit obligation at March 31, 2015 and 2014 is as follows:

	March 31,	March 31,
	2015	2014
Change in benefit obligation
Obligation at the beginning of the year	169,785,051	164,167,898
Service cost	32,552,412	29,339,250
Interest cost	12,646,723	14,871,833
Benefits paid	(12,781,385)	(2,199,116)
Actuarial loss/(gain)	(197,665)	(36,394,814)
Obligation at the end of the year	202,005,136	169,785,051

Benefit obligation current	43,543,451	24,456,545
Benefit obligation Non-current	—	—
Accumulated benefit obligation	43,543,451	24,456,545

Changes in plan assets
Fair value of plan assets at the beginning of the year	145,328,506	94,581,762
Expected returns on plan assets	16,865,595	9,009,971
Actuarial gain/ (loss)	(29,972,121)	5,351,964
Employer contributions	39,021,090	38,583,925
Benefits paid	(12,781,385)	(2,199,116)
Plan assets at the end of the year	158,461,685	145,328,506

	March 31,	March 31,
	2015	2014
Fair value of plan assets at the end of the year	158,461,685	145,328,506
Present value of defined benefit obligation	(202,005,136)	(169,785,051)
Liability recognised in the balance sheet	(43,543,451)	(24,456,545)

Net amount recognised
Amounts recognized in the statement of financial position consist of	(43,543,451)	(24,456,545)
Accrued benefit cost	(43,543,451)	(24,456,545)

Net actuarial loss/ (gain)	(5,804,122)	(48,717,848)
Total recognised in the statement of income	(5,804,122)	(48,717,848)

Net gratuity cost for the years ended March 31, 2015 and 2014 comprise the following components:

	March 31,	March 31,
	2015	2014
Service cost	32,552,412	29,339,250
Interest cost	12,646,723	14,871,833
Expected return on plan assets	(16,865,595)	(9,009,971)
Net actuarial loss/ (gain)	(13,139,270)	(4,677,571)
Net gratuity cost	15,194,270	30,523,541

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

19   Employee Benefit Plans (Contd….)

The weighted average actuarial assumptions used in accounting for the benefit obligations and net gratuity cost under the Gratuity Plan as of March 31, 2015 and 2014 are given below:

	March 31,	March 31,
	2015	2014
Discount rate	7.74%	9.12%
Salary escalation rate	5.00%	5.00%
Estimated return on plan assets	8.00%	8.00%

The discount rate as on the valuation date is based on the market yields of high quality corporate bond, of a term that matches the term of the liability and applicable to the period over which the obligation is to be settled. The Group assesses these assumptions with its projected long-term plans of growth and prevalent industry standards. The mortality rates used are as published by one of the leading life insurance companies in India.

Plan asset allocation

	March 31, 2015		March 31, 2014
	Target allocation	Actual allocation	Target allocation	Actual allocation
Particulars of investments
Government securities	1% - 100%	14.43%	1% - 100%	14.60%
Corporate bonds	40% - 100%	70.98%	40% - 100%	71.83%
Fixed deposits	l% - 60%	6.12%	1% - 60%	6.20%
Other	1% - 60%	8.47%	l% - 60%	7.37%

Plan assets

		Quoted prices in active
		markets for identical	Significant observable
March 31, 2015	Total	assets (Level 1)	inputs (Level 2)
Government securities	22,865,317	—	22,865,317
Corporate bonds	112,467,999	—	112,467,999
Fixed deposits	9,699,018	—	9,699,018
Other	13,429,351	—	13,429,351
Total	158,461,685	—	158,461,685

		Quoted prices in active
		markets for identical	Significant observable
March 31, 2014	Total	assets (Level 1)	inputs (Level 2)
Government securities	21,223,116	—	21,223,116
Corporate bonds	104,390,477	—	104,390,477
Fixed deposits	9,002,428	—	9,002,428
Other	10,712,485	—	10,712,485
Total	145,328,506	—	145,328,506

The fair values of the government securities are measured based on market quotes. Corporate bonds are valued based on market quotes as of the balance sheet date. Fixed deposits are valued by its face value and other funds are valued at their market prices as of the balance sheet date.

The Company expects to contribute Rs. 43,559,984 and Rs. 32,311,398 to its gratuity plans during the fiscal years ending March 31, 2016 and 2015 respectively.

The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid during:

Year ending March 31,
- 2016	34,664,159
- 2017	27,528,542
- 2018	22,218,692
- 2019	17,805,037
- 2020	13,411,399
Thereafter	34,108,075
Total	149,735,904

The expected benefits are based on the same assumptions as are used to measure the Group’s benefit obligations as of March 31, 2015.

Superannuation

The Company contributes a specified percentage of the eligible employees’ basic salary towards superannuation (the Plan) to a fund. A trust has been created and approved by the Income tax authorities for this purpose. This Plan provides for various options for payment of pension at retirement or termination of employment as per the trust rules. The Company has no further obligations under the Plan beyond its monthly contributions which are periodically contributed to a trust. Total contributions made in respect of this plan for years ended March 31, 2015 and 2014 are Rs. 66,271,000 and Rs. 61,955,464, respectively.

Compensated absences

A liability for amounts to be paid as a result of employees’ rights to compensated absences shall be accrued, considering anticipated forfeitures, in the year in which earned. The Group presents the entire leave as a current liability in the balance sheet, since it does not have an unconditional right to defer its settlement for 12 months after the reporting date.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

20    Related Party Transactions

A) Related party transactions (other than transactions with Principal owner of the Group):

Companies in which Mr. Arun Jain, the principal shareholder, has controlling interest or over which he exercises significant influence (significant interest entities) as noted below; These entities were part of the legal structure of the Polaris group till the date of demerger of Products Division and hence do not form part of these carve out combined financial statements.

1. Intellect Design Arena Pte Ltd, Singapore (‘Intellect Singapore’)

(Formerly known as Polaris Software Lab Pte Limited)

2. Intellect Design Arena Limited, UK (‘Intellect UK’)

(Formerly known as Polaris Software Lab Ltd)

3. Intellect Design Arena Limited SA, Switzerland (‘Intellect Switzerland’)

(Formerly known as Polaris Software Lab SA)

4. Intellect Design Arena Limited FZ-LLC (‘Intellect Dubai’)

(Formerly known as Polaris Software Lab FZ-LLC)

5. Polaris Enterprise Solutions Limited, India (‘PESL’)

6. Polaris Software lab Chile Limitada , Chile (‘Intellect Chile’)

7. Intellect Design Arena Inc. (‘Intellect US’)

(Formerly known as Polaris Software Lab Inc.)

8. SEEC Technologies Asia Private Limited (‘Seec Asia’)

9. Laser Soft Infosystems Limited, India (‘Laser Soft’)

10. Indigo TX Software Pvt Ltd India (‘Indigo TX’)

11. Intellect Design Arena Co. Ltd, Vietnam (‘Intellect Vietnam)

(Formerly known as Polaris Software Lab Vietnam Co, Ltd)

12 SFL Properties Private Ltd, India (‘SFL Properties’)

13. Polaris Software Lab (Philippines) Company Inc. (‘PSL Philippines’)

14. FT Grid Pte Ltd, Singapore

15. Intellect Design Arena Limited, India (Intellect India)

(Formerly known as Fin Tech Grid Limited)

16. Sonali Polaris FT Limited, Bangladesh (‘Sonali Polaris FT’)

17. Polaris Banyan Holding Private Ltd

(Formerly known as Polaris Holdings Private Limited)

18. Orbitech Limited

The related party transactions are categorized as follows:

Revenue

The Group earns revenue from software development and other services to related parties. The related parties to whom these services were provided and the corresponding amounts of revenue earned are as follows:

	Year ended March 31,
	2015	2014
Intellect India	206,535,776	—
intellect Chile	21,406,360	48,544,501
Intellect Singapore	127,048,644	—
Intellect UK	13,569,406	—
Intellect Philippines	9,874,027	—
Intellect Dubai	144,232,877	343,844,603
Intellect Switzerland	62,883,979	53,697,021
Intellect US	78,277,375	415,295,819
	663,828,444	861,381,944

Cost of revenue

The Group outsources certain contracts to related parties and also procures personnel and licences from them for software development services. These costs are recorded as part of cost of revenue.

The related parties to whom such charges were paid and the corresponding amounts are as follows:

	Year ended March 31,
	2015	2014
Intellect India	94,083,380	—
Intellect Chile	26,729,331	38,309,583
Intellect Dubai	188,275,200	195,950,970
Lasersoft	—	26,469,389
PESL	—	3,758,396
Intellect Philippines	4,198,247	1,458,563
Intellect US	25,905,921	84,752,208
Intellect Singapore	9,804,306	—
Intellect Switzerland	158,604,902	71,817,436
Intellect UK	674,037	—
Intellect Vietnam	—	34,030
	508,275,324	422,550,575

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

20    Related Party Transactions (Contd….)

Selling, general and administrative expenses.

The Group outsources certain contracts to related parties and also procures personnel and licences from them for other services. These costs are recorded as part of cost of selling, general and administrative expenses.

The related parties to whom such charges were paid and the corresponding amounts are as follows:

	Year ended March 31,
	2015	2014
Intellect India	41,234,335	—
Intellect Chile	4,478,236	26,370,117
Intellect Dubai	12,125,296	19,763,466
Lasersoft	—	4,690,786
PESL	—	34,545
Intellect Philippines	—	3,832,127
Intellect US	4,538,686	30,584,842
Intellect Switzerland	—	2,508,859
Intellect Vietnam	—	4,990,658
	62,376,553	92,775,400

Advances given

The Group has given certain advances on behalf of its related parties. The details of such advances are as follows:

	Year ended March 31,
	2015	2014
Intellect Chile	8,957,781	—
Intellect UK	14,251,490	—
	23,209,271	—

Reimbursement of expenses

The related parties have incurred certain expenses on behalf the Group which have been re-imbursed. The details of such re-imbursements are as follows:

	Year ended March 31,
	2015	2014
Indigo TX	166,130	—
LaserSoft	4,166,138	—
PESL	1,666,105	1,288,438
Intellect Dubai	6,359,549	—
Intellect Singapore	17,392,730	—
Intellect India	140,189,938	—
Intellect UK	33,865,134	—
Intellect US	203,021,190	132,886,614
Intellect Switzerland	11,470,432	—
Seec Asia	125,785	—
	418,423,131	134,175,052

The Group has incurred certain expenses on behalf of its related parties and has received re-imbursements on account of the same. The details of such re-imbursements are as follows :

	Year ended March 31,
	2015	2014
LaserSoft	1,614,778	—
Intellect India	61,843,104	—
Intellect US	32,972,500	—
Seec Asia	292,851	—
Intellect Dubai	3,164,946	—
Intellect Singapore	51,331,665	—
Intellect Philippines	3,542,578	—
Intellect UK	173,893	—
Intellect Switzerland	3,259,240	—
	158,195,555	—

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

20      Related Party Transactions (Contd....)

Subleasing of facilities

The Group has subleased a portion of their facilities to its significant interest entities and the rental income on account of the same amounts to Rs. 12,090,657 and Nil for the years ended 31 March 2015 and 2014 respectively. These leases are not non-cancellable.

The Group has subleased a portion of their facilities from its significant interest entities and the rental expense on account of the same amounts to Rs. 19,220,365 and Nil for the years ended 31 March 2015 and 2014 respectively. These leases are not non-cancellable.

Dividend income

The Group has earned dividend income on investments in affiliates amounting to a total of Rs. 130,006,800 and Nil for the year ended 31 March 2015 and 2014 respectively.

Share based compensation cost

The Group has cross charged the Transferee Company for share based compensation cost attributable to stock options of Polaris that are held by employees of the Transferee Company. The cross charge amounts to Rs. 43,053,572 and Rs. 23,356,552 for the years ended March 31, 2015 and 2014 respectively.

The Transferee Company has charged the Group for share based compensation cost attributable to stock options of the Transferee Company that are held by employees of the Group. The cross charge amounts to Rs. 51,181,527 for the year ended March 31, 2015.

The balances receivable from and payable to related parties other than employees as of March 31, 2015 and 2014

	Year ended March 31,
	2015	2014
Accounts receivable	343,163,036	—
Intellect India	159,202,788	—
Intellect Singapore	116,193,872	—
Intellect Philippines	4,293,888	—
Intellect UK	12,952,250	—
Intellect US	50,520,238	—

Accounts payable and accrued expenses	272,376,344	—
Intellect India	85,649,074	—
Intellect Singapore	7,915,681	—
Intellect Switzerland	77,440,437	—
Intellect Philippines	627,212	—
Intellect Chile	6,078,565	—
Intellect Dubai	90,199,891	—
Intellect UK	4,465,484	—

Other current assets	738,803,755	193,679,078
Intellect India	63,298,014	—
Intellect Singapore	361,721,654	171,076,245
Intellect Chile	9,297,338	—
Intellect Dubai	2,009,024	—
Intellect UK	118,733,449	—
Intellect US	183,327,647	22,602,833
Indigo TX	2,653	—
LaserSoft	413,976	—

Other current liabilities	21,858,580	329,241,000
PESL	621,763	—
Intellect Switzerland	21,236,817	—
Intellect UK	—	329,241,000

B) Related party transactions (transactions with the Principal owner of the Group):

The Group provides IT services to a share holder and its affiliates who together hold 17% voting rights in the ordinary course of business. The total revenue earned during the years ended March 31, 2015 and 2014 was Rs. 8,810,073,376 and Rs. 9,251,366,532 respectively. The outstanding balances receivable were Rs. 101,817,200,000 and Rs. 91,526,600,000 at March 31, 2015 and 2014, respectively.

The Group also had banking transactions in the ordinary course of business with the same share holder and its affiliates. The total bank balances with the share holder and its affiliates were Rs. 1,046,313,693 and Rs. 580,203,186 at March 31, 2015 and 2014, respectively.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

21      Commitment and contingencies

Capital Commitments

The estimated amount of contracts remaining to be executed on capital account and not provided for (net of advances) as at March 31, 2015 and as at March 31, 2014 are Rs. 67,800,000 and Rs. 59,200,000 respectively

Contingencies

(i) As on March 31 2015 and 2014, an amount of Rs. 9,000,000 was claimed towards breach of intellectual property rights. The Company believes that the claim is without merit and intends to defend its position vigorously.

(ii) The Group is subject to various litigations in the ordinary course of business. The Group accrues for a liability when and if a determination has been made that a loss is both probable of occurrence and the amount of the loss can be reasonably estimated. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. The Group considers the impact of rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of March 31, 2015 and March 31, 2014, the amounts accrued were not material. To the extent there is a reasonable possibility that the losses could exceed the amounts already accrued, management believes that the amount of any such additional loss would also be immaterial to Group’s combined financial position, results of operations and cash flows. The aggregate amount of such claims under litigation as at March 31, 2015 and 2014 amount to Rs. 65,812,874 and Rs. 65,812,874 respectively.

22      Leases

The Group has taken office premises on lease under non-cancellable operating lease agreements. Future minimum lease payments as of March 31, 2015 for such non-cancellable operating leases are as follows:

Year ending March 31,
2016	142,741,738
2017	131,656,363
2018	92,031,791
2019	52,827,383
2020	35,217,719
Thereafter	193,981,019
Total minimum payments	648,456,013

The Group has taken office premises on lease under non-cancellable operating lease agreements. Future minimum lease payments as of March 31, 2014 for such non-cancellable operating leases are as follows:

Year ending March 31,
2015	95,429,876
2016	74,258,211
2017	72,398,947
2018	49,104,944
2019	41,077,515
Thereafter	108,552,441
Total minimum payments	440,821,934

Additionally, the Group has also taken office facilities on lease under cancellable operating lease agreements that are renewable on a periodic basis at the option of both the lessor and the lessee. Rental expenses under operating leases are amortized on the straight line method. The expense for the years ended March 31, 2015 and 2014 was Rs. 201,664,090 and Rs. 207,677,780 respectively. The Group has not entered into any capital leases.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

23       Segment

Accounting pronouncements establish standards for the manner in which public companies report information about operating segments in annual and interim financial statements. Operating segments are component of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker on deciding on how to allocate resources and in assessing performance. The Group’s operations predominantly relate to IT services only and accordingly this is the only business segment. The Group’s chief operating decision-maker (CODM) is considered to be the Group’s Chief Executive Officer. The Group’s CODM reviews financial information presented at Group level for purposes of making operating decisions and assessing financial performance of the Group. Therefore, the Group has determined that it operates in a single operating and reportable segment.

Geographic Information

Revenue from the geographic segments, based on domicile of the customers, is as follows:

	Year ended March 31,
	2015	2014
Customer Revenue:
India	1,596,061,774	1,459,507,626
Americas	9,952,865,011	10,001,769,000
Europe	3,529,109,376	3,731,187,000
Rest of the World	3,378,730,613	3,574,184,000
Revenue	18,456,766,774	18,766,647,626

Property and equipment, Goodwill and customer contracts located in geographic segments are as follows:

	Year ended March 31,
	2015	2014
India	2,543,669,595	2,415,884,242
Americas	1,180,323,474	868,845,644
Europe	711,312,152	715,087,349
Rest of the World	289,934,916	296,058,253
	4,725,240,137	4,295,875,488

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

24         Fair Value Measurement

The Group records certain financial assets and liabilities at fair value on a recurring basis. The Group determines fair values based on the price it would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.

The Group holds certain fixed income securities, equity securities and derivatives, which must be measured using the FASB’s guidance for fair value hierarchy and related valuation methodologies. The guidance specifies a hierarchy of valuation techniques based on whether the inputs to each measurement are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Group’s assumptions about current market conditions. The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The prescribed fair value hierarchy and related valuation methodologies are as follows:

Level 1 —Quoted inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations, in which all significant inputs are directly or indirectly observable in active markets.

Level 3 —Valuations derived from valuation techniques, in which one or more significant inputs are unobservable inputs which are supported by little or no marker activity.

In accordance with ASC 820, assets and liabilities are to be measured based on the following valuation techniques:

Market approach — Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Income approach — Converting the future amounts based on the market expectations to its present value using the discounting methodology.

Cost approach — Replacement cost method.

The following table summarizes the Group’s financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2015

	Level 1	Level 2	Level 3	Total
Assets
Available for sale investments:
Corporate bonds and other debt securities	1,055,218,885	—	—	1,055,218,885
Preference shares	259,000,000	—	—	259,000,000
Equity securities	103,157,381	—	—	103,157,381
Mutual fund investments - debt	—	80,917,657	—	80,917,657
Depository receipts	30,810,597	—	—	30,810,597
Foreign currency derivative contracts Current	—	552,055,811	—	552,855,811
Foreign currency derivative contracts - Non Current	—	24,425,623	—	24,425,623
Total Assets	1,448,186,863	658,199,091	—	2,106,385,954

	Level 1	Level 2	Level 3	Total
Liabilities
Foreign currency derivative contracts	—	—	—	—
Total Liabilities	—	—	—	—

The following table summarizes the Group’s financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2014

	Level 1	Level 2	Level 3	Total
Assets
Available for sale investments:
Corporate bonds and other debt securities	614,306,088	—	—	614,306,088
Mutual fund investments - Debt	—	1,275,198,511	—	1,275,198,511
Depository receipts	56,024,974	—	—	56,024,974
Foreign currency derivative contracts - Non Current	—	292,771,407	—	292,771,407
Total Assets	670,331,062	1,567,969,918	—	2,238,300,980

	Level 1	Level 2	Level 3	Total
Liabilities
Foreign currency derivative contracts	—	168,365,878	—	168,365,878
Total Liabilities	—	168,365,878	—	168,365,878

Valuation methodologies

Quoted market prices in active markets are available for investments in securities and, as such, these investments are classified within Level 1.

Investments: The Group’s investments consist primarily of investment in equity and debt securities. Fair values of investment securities classified as available -for -sale are determined using quoted prices for identical assets or liabilities in active markets and are classified as Level 1. Fair value of debt linked mutual funds is determined using observable markets inputs and is classified as Level 2.

Derivative financial instruments: The Group’s derivative financial instruments consist of foreign currency forward exchange contracts. Fair values for derivative financial instruments are based on independent valuation and are classified as Level 2. See note 12 for further details on Derivative financial instruments.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

25         Employee Benefits Trusts

The Company is the primary beneficiary of certain employee benefit trusts. These trusts are used to administer certain stock option plans. The Company consolidates these Variable Interest Entities (VIEs) because it has the authority to manage and control the activities that significantly affect the economic performance of the VIEs.

The table below summarizes the assets and liabilities of consolidated VIEs described above.

	As at March 31,
	2015	2014
Current assets
Cash and cash equivalents	43,095,022	35,561,545
Prepaid tax	1,797,037	254,487
Available for sale investments	217,573,023	15,641
Other current assets	5,781,538	—
Total Current Assets	268,246,620	35,831,673

Current liabilities
Accounts payable	174,428	170,549
Short term borrowings	4,393,339	12,629,395
Other current liabilities	1,866,923	22,252
Total current liabilities	6,434,690	12,822,196

a)     Assets and liabilities as stated above exclude all intercompany accounts and transactions, which are eliminated.

b)     For the years ended March 31, 2015 and 2014, income from the VIEs combined were Rs. 10,136,284 and Rs. 3,675,464 respectively which relate to interest and dividend income on investments and have been disclosed under Other Income.

c)      Combined assets at March 31, 2014 and 2015 include assets totaling Rs. 268,246,620 and Rs. 35,831,673, respectively, of certain VIEs that can only be used to settle the liabilities of those VIEs. Combined liabilities at March 31, 2014 and 2015, include liabilities totalling Rs. 6,434,690 and Rs. 12,822,196, respectively, of certain VIEs for which the VIEs creditors do not have recourse to Polaris Consultancy & Services Limited and Subsidiaries.

d)     The short term borrowings represents overdraft facility availed by Orbitech Employee Welfare Trust from ICICI bank against the Fixed Deposits held by Orbitech Employee Welfare Trust. The applicable interest rate is 12.5 % and the same is repayable on demand.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

Amounts in Indian rupees

26         Accumulated Other Comprehensive Income (Loss)

The following table summarizes the changes in the accumulated balances for each component of accumulated other comprehensive income attributable to the Group.

	Year ended March 31,
	2015	2014
Unrealized gain on securities available for sale:
Opening balance (net of tax)	25,146,388	13,793,328
Unrealized gains net of taxes Rs. 61,050,154 and Rs. 10,216,956 for the years ended March 31, 2015 and 2014 respectively	118,561,950	19,841,755
Reclassification of gains to net income, net of taxes (Rs. 10,257,622) and (Rs. 4,371,016) for the years ended March 31, 2015 and 2014 respectively	(19,920,730)	(8,488,695)
Closing balance	123,787,608	25,146,388

Unrealized loss on cash flow hegdes:
Opening balance (net of tax)	92,827,226	109,637,255
Unrealized gain (loss) on derivative instruments, net of taxes Rs. 147,258,958 and (Rs. 363,507,667) designated as cashflow hedge instruments for the years ended 31 March 31, 2015 and 2014 respectively.	285,983,049	(705,947,077)
Reclassification of losses to net income, net of taxes Rs. 1,160,222 and Rs. 354,851,814 for the years ended 31 March 2015 and 31 March 2014 respectively.	2,253,199	689,137,048
Closing balance	381,063,474	92,827,226

Foreign currency translation:
Opening balance	372,519,931	258,350,258
Foreign currency translation	(227,615,831)	114,169,673
Reclassification adjustments into other (income) expenses, net	—	—
Closing balance	144,904,100	372,519,931

27         Subsequent Events

On November 5, 2015, Virtusa Consulting Services Private Limited (“Virtusa India”), a subsidiary of Virtusa Corporation (“Virtusa”), entered into a definitive share purchase agreement (“SPA”) to purchase 53,133,127 shares, or approximately 51.7% of the fully-diluted capitalization of Polaris Consulting & Services Limited from certain shareholders of the Company for approximately INR 11,72,80,75,213 ($180,000,000) in cash (the “Polaris SPA Transaction”). In addition, under applicable Securities and Exchange Board of India (Substantial acquisition and take over regulations) 2015. Virtusa India will make an unconditional mandatory offer to the public shareholders of the Company to purchase up to an additional 26.0% of the outstanding shares of the Company for approximately INR 5897,892,798 ($90,000,000) in cash, assuming full tender and the offer price remaining unchanged, for total consideration of approximately INR 17,62,59,67,921 ($270,000,000). The transaction is subject to certain conditions to close, including regulatory approvals in the United States and India, and is expected to close during the quarter ending March 31, 2016.

The Group has evaluated all the subsequent events through January 29, 2016, which is the date on which these financial statements were available to be issued, and no events have occurred from the balance sheet date through that date that would have material impact on the combined carve out financial statements.

Service Business of Polaris Consulting & Services Limited

Carve out Combined Balance Sheets

Amounts in Indian rupees

	As of December 31	As of March 31
	2015	2015
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	2,715,458,244	1,449,824,236
Accounts receivable, net of allowances (December 31, 2015: Rs. 49,539,414; March 31, 2015: Rs. 40,539,413)	2,669,897,209	2,361,045,304
Unbilled accounts receivable	1,799,054,257	1,862,838,200
Available for sale investments	829,013,288	111,728,254
Deferred income tax assets	219,725,000	105,892,924
Prepaid expenses	90,237,933	140,396,190
Restricted cash	13,815,993	509,400,214
Other current assets (includes advances to related parties December 31, 2015:Rs.11,228,256; March 31, 2015:Rs.738,803,755)	394,458,089	1,540,077,361
Total current assets	8,731,660,013	8,081,202,683

Property and equipment, net	2,129,128,742	2,328,537,568
Investments accounted for using the equity method (Refer note 15)	187,390,166	—
Available for sale investments	804,038,800	1,417,376,266
Goodwill	2,390,869,236	2,390,869,236
Other intangible assets, net	—	5,833,333
Deferred income tax assets	46,886,008	23,856,831
Other non-current assets	855,873,538	923,485,161
Total assets	15,145,846,503	15,171,161,078

LIABILITIES AND INVESTED EQUITY
Current liabilities
Accounts payable and accrued expenses	1,921,237,816	1,839,350,803
Accrued employee compensation and benefits	506,825,036	521,941,175
Short term borrowings	—	4,393,339
Deferred revenue	513,148,312	370,966,527
Deferred income tax liabilities	138,855,116	34,003,943
Income taxes payable	795,546,688	758,324,150
Other current liabilities (includes due to related parties December 31, 2015: 122,633,800; March 31, 2015:Rs.21,858,580)	415,511,625	788,300,517
Total current liabilities	4,291,124,593	4,317,280,454

Deferred income tax liabilities	1,049,153	989,244
Total liabilities	4,292,173,746	4,318,269,698

Contingencies (Note 14)

Invested Equity:

Net parent Investment	10,358,806,270	10,188,313,387
Accumulated other comprehensive income	494,866,487	649,755,182
Non-controlling interest	—	14,822,811
Total invested equity	10,853,672,757	10,852,891,380
Total liabilities and invested equity	15,145,846,503	15,171,161,078

See accompanying notes to the unaudited carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Statements of Income

(Unaudited)

Amounts in Indian rupees

	For the nine months ended December 31
	2015	2014
Revenue	15,522,129,123	14,340,801,544
Cost of revenue (excluding depreciation and amortization)	10,703,468,168	10,616,186,673
Gross profit	4,818,660,955	3,724,614,871
Other operating expenses:
Selling, general and administrative expenses (includes advertising expenses of 2015: Rs. 2,945,878; 2014: Rs. 626,432)	2,655,443,612	2,005,154,090
Provision for doubtful accounts	9,000,000	13,500,000
Depreciation and amortization	200,778,702	222,116,533
Loss on impairment on assets held for sale (Refer note 13)	75,517,851	—
Income from operations	1,877,920,790	1,483,844,248
Other income	113,976,410	328,221,481
Interest and amortization of debt discount	(859,575)	(1,195,015)
Other income, net	113,116,835	327,026,466
Income before income tax expense	1,991,037,625	1,810,870,714
Income tax expense	744,975,343	536,218,713
Net income	1,246,062,282	1,274,652,001
Net loss attributable to non-controlling interest	531,805	232,689
Net income attributable to Parent	1,246,594,087	1,274,884,690

See accompanying notes to the unaudited carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Statements of Comprehensive Income

(Unaudited)

Amounts in Indian rupees

	For the nine months ended December 31
	2015	2014
Net income	1,246,062,282	1,274,652,001

Other comprehensive income, net of taxes:

Change in unrealized (loss) gain on cash flow hedges, net of taxes of 2015: (Rs. 150,502,978) and 2014: Rs. 75,770,630.	(284,351,047)	147,149,729

Change in unrealized gain on available for sale investments, net of taxes of 2015: Rs. 22,147,598 and 2014: Rs. 42,768,656.	41,844,305	83,058,516

Foreign currency translation adjustments	110,786,197	(24,086,649)

Other comprehensive income / (loss)	(131,720,545)	206,121,596
Add: Other comprehensive income / (loss) attributable to non-controlling interests	1,158,408	—
Other comprehensive income / (loss) attributable to Parent	(132,878,953)	206,121,596

Total comprehensive income attributable to Parent	1,113,183,329	1,480,773,597

See accompanying notes to the unaudited carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Statements of Changes in Invested Equity

(Unaudited)

Amounts in Indian rupees

	Net parent investment	Accumulated other comprehensive income	Controlling interest	Non-controlling interest	Total invested equity
Balances at April 1, 2014	9,615,731,715	490,493,545	10,106,225,260	—	10,106,225,260
Issue of equity shares on exercise of stock options	37,962,265	—	37,962,265	—	37,962,265
Proceeds from exercise of stock options - shares to be alloted	1,006,150	—	1,006,150	—	1,006,150
Gain on settlement of stock options exercised by consolidated employee benefit trusts (net of Tax of Rs. 291,212)	2,279,058	—	2,279,058	—	2,279,058
Gain on disposal of treasury shares in secondary market (a)	101,274,294	—	101,274,294	—	101,274,294
Cost of treasury shares used for settlement of stock options and sold in secondary market	200,981,113	—	200,981,113	—	200,981,113
Impact on account of split of treasury shares on demerger (b)	12,786,033	—	12,786,033	—	12,786,033
Share based compensation	126,864,188	—	126,864,188	—	126,864,188
Cash dividend (includes dividend distribution tax of Rs. 83,773,940)	(699,517,133)	—	(699,517,133)	—	(699,517,133)
Demerger expenses incurred on behalf of the Service Business	(68,925,000)	—	(68,925,000)	—	(68,925,000)
Issue of share capital by a subsidiary to non-controlling interest	—	—	—	15,335,000	15,335,000
Net income	1,274,884,690	—	1,274,884,690	(232,689)	1,274,652,001
Other comprehensive income	—	206,121,596	206,121,596	—	206,121,596
Balances at December 31, 2014	10,605,327,374	696,615,141	11,301,942,515	15,102,311	11,317,044,826

	Net parent investment	Accumulated other comprehensive income	Controlling interest	Non-controlling interest	Total invested equity
Balances at January 1, 2015	10,605,327,374	696,615,141	11,301,942,515	15,102,311	11,317,044,826
Issue of equity shares on exercise of stock options	5,726,934	—	5,726,934	—	5,726,934
Share based compensation	16,096,594	—	16,096,594	—	16,096,594
Cash dividend (includes dividend distribution tax of Rs. 86,340,822)	(585,906,874)	—	(585,906,874)	—	(585,906,874)
Net income	147,069,360	—	147,069,360	(279,500)	146,789,860
Other comprehensive loss	—	(46,859,961)	(46,859,961)	—	(46,859,961)
Balances at March 31, 2015	10,188,313,387	649,755,182	10,838,068,568	14,822,811	10,852,891,379

	Net parent investment	Accumulated other comprehensive income	Controlling interest	Non-controlling interest	Total invested equity
Balances at April 1, 2015	10,188,313,387	649,755,182	10,838,068,569	14,822,811	10,852,891,380
Issue of equity shares on exercise of stock options	37,050,819	—	37,050,819	—	37,050,819
Proceeds from exercise of stock options - shares to be alloted	2,054,148	—	2,054,148	—	2,054,148
Gain on settlement of stock options exercised by consolidated employee benefit trusts (net of Tax of Rs. 407,058)	3,185,686	—	3,185,686	—	3,185,686
Cost of treasury shares used for settlement of stock options and sold in secondary market	493,629	—	493,629	—	493,629
Share based compensation	49,111,219	—	49,111,219	—	49,111,219
Cash dividend (includes dividend distribution tax of Rs. 203,321,304)	(1,187,832,591)	—	(1,187,832,591)	—	(1,187,832,591)
Deconsolidation of subsidiary on loss of control (Refer note 15)	19,835,886	(22,009,742)	(2,173,856)	(15,449,414)	(17,623,270)
Net income	1,246,594,087	—	1,246,594,087	(531,805)	1,246,062,282
Other comprehensive loss	—	(132,878,953)	(132,878,953)	1,158,408	(131,720,545)
Balances at December 31, 2015	10,358,806,270	494,866,487	10,853,672,756	—	10,853,672,756

(a) During period ended December 31, 2014 the employee benefit trusts (Refer note 12) sold 1,536,000 shares held in Polaris Consulting & Services Limited (“Treasury shares”) in the secondary market to comply with Securities Exchange Board of India regulations. The gain on disposal of Rs. 101,274,294 has been adjusted in the equity.

(b) Pursuant to the agreed terms of demerger of product business in financial year 2014-15, the employee benefit trusts (Refer note 12) received one share in Intellect Design Arena Limited (“Transferee Company”) for every share then held in Polaris Consulting & Services Limited and consequently, a portion of the then carrying value of treasury shares received in the transferee company. The resultant reclassification adjustment from treasury shares to available for sale investments in the transferee company has been reflected in equity.

See accompanying notes to the unaudited carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Carve out Combined Cash Flow Statements

(Unaudited)

Amounts in Indian rupees

	For the nine months ended December 31
	2015	2014
Cash flows from operating activities
Net income	1,246,062,282	1,274,652,001
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	200,778,702	222,116,533
Unrealized foreign exchange (gain) / loss	19,027,971	(24,482,064)
Provision for doubtful debt, net	9,000,000	13,500,000
Gain on sale of property and equipment, net	(364,424)	(2,256,956)
Gain on deconsolidation of subsidiary (Refer note 15)	(31,866,312)	—
Loss on impairment on assets held for sale (Refer note 13)	75,517,851	—
Share based compensation expense	49,111,219	126,864,188
Deferred tax	(33,135,873)	138,087,137
Gain on sale of available for sale investments	(28,059,254)	(44,548,114)
Changes in assets and liabilities
Accounts receivable and unbilled accounts receivable	(1,132,980,478)	(1,592,059,427)
Other assets	737,218,290	(540,048,736)
Accounts payable and accrued expenses	1,418,487,223	1,212,676,060
Accrued employee compensation and benefits	(28,989,248)	12,635,577
Deferred revenue	114,416,526	(100,616,439)
Other liabilities	(349,982,914)	(408,863,529)
Net cash provided by operating activities	2,264,241,561	287,656,231
Cash flows from investing activities
Purchase of property and equipment including capital advance	(309,994,390)	(614,196,116)
Proceeds from sale of property and equipment	3,491,830	7,876,150
Sale /(Purchase) of available for sale investments	(221,086,029)	437,205,496
Proceeds from sale of investment in shares of a subsidiary resulting in deconsolidation	138,015,000	—
Net cash used in investing activities	(389,573,589)	(169,114,470)

Cash flows from financing activities
Repayment of short term borrowings	(4,393,339)	—
Proceeds of short term borrowings	—	1,682,332
Demerger expenses incurred on behalf of the Polaris	—	(68,925,000)
Proceeds from sale of treasury shares	4,086,373	301,537,547
Proceeds from exercise of stock options - shares to be alloted	2,054,148	1,006,150
Proceeds from exercise of stock options	37,050,819	41,250,395
Equity contribution by non-controlling interests	—	15,335,000
Decrease/(increase) in restricted cash	495,584,221	(958,929)
Dividend paid including dividend distribution tax	(1,187,832,591)	(699,517,133)
Net cash used in financing activities	(653,450,369)	(408,589,638)

Effect of exchange rate changes on cash and cash equivalents	44,416,405	(99,451,357)
Net increase /(decrease) in cash and cash equivalents	1,265,634,008	(389,499,234)
Cash and cash equivalents at the beginning of the period	1,449,824,236	1,878,942,908
Cash and cash equivalents at the end of the period	2,715,458,244	1,489,443,674

See accompanying notes to the unaudited carve out combined financial statements

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

1. Corporate information

Polaris Consulting & Services Limited (formerly known as Polaris Financial Technology Limited) (“the Company”) is a public limited company domiciled in India. It was founded in 1993 and is headquartered at Chennai, India. The Company’s shares are listed on The National share Exchange and The Bombay share Exchange in India.

The Group historically had two businesses, the “Product Business” and the “Service Business” that had been managed separately. On September 15, 2014, the Madras High Court approved the spin-off of the Product Business pursuant to a Demerger Scheme of Arrangement effective April 1, 2014.

After the spin-off, Polaris Consulting & Services Limited (“Polaris” or “the Company”) and its subsidiaries (collectively referred to as “the Polaris Group” or “the Group”) are primarily engaged in providing IT services and IT-enabled services. The Group leverages its technological expertise in delivering customized software solutions and products in the domain of contemporary services which include banking and financial services. Significant customers are from banking and financial services industries. References herein to “we,” “us,” “our” refer to the Polaris Group.

2. Unaudited Interim Financial Information

Basis of preparation and principles of combination

The accompanying unaudited interim carve out combined financial statements of the Service Business as of December 31, 2015 and for the nine month periods ended December 31, 2015 and 2014 are derived from the Group’s accounting records and have been prepared in accordance with U.S. Generally Accepted Accounting Principles to reflect the financial position, results of operations and cash flows of the Group for the periods presented. They do not include all of the information and notes required by U.S. GAAP for complete financial statements and should be read in conjunction with the Company’s audited carve out combined financial statements (and notes thereto) for the fiscal year ended March 31, 2015. In the opinion of management, the interim carve out combined financial statements reflect all adjustments (of a normal recurring nature) which the management considers necessary for a fair presentation of such financial statements for the period presented. The results for the interim periods presented are not necessarily indicative of the results that may be expected for the entire fiscal year.

The unaudited carve out combined financial statements include the accounts of the Company and its direct and indirect subsidiaries, Polaris Consulting & Services Pte Ltd, located in Singapore; Polaris Consulting & Services Inc.,  located in Canada; Polaris Consulting & Services Ltd., located in the United Kingdom; Polaris Consulting & Services GmbH, located in Germany; Polaris Consulting & Services Pty Ltd., located in Australia; Polaris Consulting & Services K.K, located in Japan; Optimus Global Services Limited, located in India; Polaris Consulting & Services Ireland Ltd, located in Ireland; Polaris Consulting & Services BV, located in the Netherlands; Polaris Software Lab (Shanghai) Limited, located in China; Polaris Consulting & Services Sdn Bhd, located in Malaysia and Polaris Consulting & Services, KFT, located in Hungary. In addition, the Group has combined the employee benefit trusts administering its employee stock option plans as it has determined that these trusts are variable interest entities where the Company is the primary beneficiary.  All intercompany transactions and balances have been eliminated on combination. The Group uses the Indian Rupee (‘Rs.’ or ‘INR’) as its reporting currency.

The carve out combined balance sheet as of March 31, 2015 has been derived from the audited carve out combined financial statements at that date, but does not include all of the footnotes required by generally accepted accounting principles for complete financial statements.’

Use of estimates

The preparation of financial statements in accordance with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the recoverability of long-lived assets, disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenue and expenses during the reported period. Management re-evaluates these estimates on an ongoing basis. The most significant estimates relate to the recognition of revenue and profits based on the proportional performance method of accounting for fixed-price contracts, allocation of common costs, income, assets and liabilities in the carved out combined financial statements, share-based compensation, income taxes, including reserves for uncertain tax positions, deferred taxes and liabilities, intangible assets, and valuation of financial instruments including derivative contracts and investments. Management bases its estimates on historical experience and on various other factors and assumptions that are believed to be reasonable under the circumstances. The actual amounts may vary from the estimates used in the preparation of the accompanying carve out combined financial statements.

Fair value measurement of financial instruments

At December 31, 2015 and March 31, 2015 the carrying amounts of certain of the Group’s financial instruments, including cash and cash equivalents, accounts receivable, unbilled accounts receivable, restricted cash, accounts payable, accrued employee compensation and benefits and other current liabilities, approximate their fair values due to the nature and maturity of the items. Refer note 11 for a discussion of the fair value of the group’s other financial instruments.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15 , Presentation of Financial Statements - Going Concern (subtopic 205-40). This ASU is effective for annual periods ending after December 15, 2016, and for annual periods and interim periods thereafter, and defines management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. The Group expects the adoption of this guidance will have no impact on the Group’s financial position, results of operations, comprehensive income, cash flows and disclosures.

In November 2014, the FASB issued ASU No. 2014-16, Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity. This ASU is effective for annual reporting periods beginning after December 15, 2015, including interim periods within that reporting period. The Group expects the adoption of this guidance will have no impact on the Group’s financial position, results of operations, comprehensive income, cash flows and disclosures.

In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which will replace most existing revenue recognition guidance in U.S. GAAP. The core principle of the ASU is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. The ASU requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments. The ASU will be effective for the Group beginning April 1, 2019, including interim periods in its fiscal year 2020, and allows for both retrospective and prospective methods of adoption. The Group is in the process of determining the method of adoption and assessing the impact of this ASU on its Financial Statements.

In 2015, the FASB issued an amended standard requiring that we recognize the effect on earnings of any adjustments identified during the measurement period after an acquisition in the same period the adjustment is identified, as opposed to the prior standard which required material adjustments be retrospectively adjusted. The amended standard is effective for us beginning in the first fiscal quarter of 2016. We do not expect that the adoption of this standard will have a significant impact on our financial statements.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

In April 2015, the FASB issued ASU No. 2014-04 , Retirement Benefits (Topic 715). The ASU is effective for public business entities for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, the ASU is effective for financial statements issued for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. We are currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02) “Consolidation (Topic 810): Amendments to the Consolidation Analysis.” ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. We will adopt this standard in the first fiscal quarter of 2016 on a retrospective basis. We do not expect the adoption of this standard to have a material impact on our statement of operations or balance sheet, but it may result in additional disclosures.

On November 20, 2015, the FASB issued Accounting Standards Update (“ASU”) No. 2015-17, Balance Sheet Classification of Deferred Taxes, which will replace most existing guidance in U.S. GAAP. The amendments in this Update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this Update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. The ASU will be effective for the Group beginning July 1, 2017, including interim periods in its 2018 fiscal year. Earlier application is permitted as of the beginning of an interim or annual reporting period. The amendments in this Update may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented. The Group is in the process of assessing the impact of this ASU on its Financial Statements.

In January 2016, the FASB issued Accounting Standards Update No. 2016-01 (ASU 2016-01) “Financial Instruments-Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities.” ASU 2016-01 amends various aspects of the recognition, measurement, presentation, and disclosure for financial instruments. With respect to our consolidated financial statements, the most significant impact relates to the accounting for equity investments. It will impact the disclosure and presentation of financial assets and liabilities. ASU 2016-01 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2017. Early adoption by public entities is permitted only for certain provisions. We are currently in the process of evaluating the impact of the adoption of this standard on our financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU No. 2016-02 requires the identification of arrangements that should be accounted for as leases by lessees. In general, for lease arrangements exceeding a twelve month term, these arrangements must now be recognized as assets and liabilities on the balance sheet of the lessee. Under ASU No. 2016-02, a right-of-use asset and lease obligation will be recorded for all leases, whether operating or financing, while the income statement will reflect lease expense for operating leases and amortization/interest expense for financing leases. The balance sheet amount recorded for existing leases at the date of adoption of ASU 2016-02 must be calculated using the applicable incremental borrowing rate at the date of adoption. In addition, ASU 2016-02 requires the use of the modified retrospective method, which will require adjustment to all comparative periods presented in the consolidated financial statements. The new guidance is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. The Company is currently assessing the impact that adopting this new accounting guidance will have on its consolidated financial statements and footnote disclosures.

In March 2016, FASB issued ASU No. 2016-05, Derivatives and Hedging: Effect of Derivative Contract Novations on Existing Hedge Accounting Relationships, which clarifies that a change in the counterparty to a derivative instrument that has been designated as a hedging instrument does not, in and of itself, require de-designation of that hedging relationship provided that all other hedge accounting criteria continue to be met. The new guidance is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. An entity has the option to apply ASU No. 2016-05 on either a prospective basis or a modified retrospective basis. Early adoption is permitted. The adoption of ASU 2016-05 is not expected to have a material effect on the Company’s consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-07, “Investments — Equity Method and Joint Ventures (Topic 323): Simplifying the Transition to the Equity Method of Accounting.” Among other things, the amendments in ASU No. 2016-07 eliminate the requirement that when an investment qualifies for use of the equity method as a result of an increase in the level of ownership interest or degree of influence, an investor must adjust the investment, results of operations, and retained earnings retroactively on a step-by-step basis as if the equity method had been in effect during all previous periods that the investment had been held. The amendments require that the equity method investor add the cost of acquiring the additional interest in the investee to the current basis of the investor’s previously held interest and adopt the equity method of accounting as of the date the investment becomes qualified for equity method accounting. Therefore, upon qualifying for the equity method of accounting, no retroactive adjustment of the investment is required. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. The amendments should be applied prospectively upon their effective date to increases in the level of ownership interest or degree of influence that result in the adoption of the equity method. Early adoption is permitted. The Company is currently assessing the impact that ASU 2016-07 will have on its consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net). ASU No. 2016-08 clarifies the implementation guidance on principal versus agent considerations. The guidance includes indicators to assist an entity in determining whether it controls a specified good or service before it is transferred to the customers. The amendments are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently assessing the impact that adopting this new accounting standard will have on its consolidated financial statements and footnote disclosures.

In March 2016, the FASB issued ASU No. 2016-09, Compensation — Stock Compensation (Topic 718). ASU No. 2016-09 identifies areas for simplification involving several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, an option to recognize gross stock compensation expense with actual forfeitures recognized as they occur, as well as certain classifications on the statement of cash flows. The guidance is effective for for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017.  Early adoption is permitted all of the guidance must be adopted in the same period.  The Company is currently assessing the impact that adopting this new accounting standard will have on its consolidated financial statements and footnote disclosures.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

3 Goodwill

In November 2002, the Company acquired substantially all of the business and assets of Orbitech Solutions Limited (OSL), a company domiciled in India. Goodwill represents the amount recorded on the acquisition of the business of OSL. There has been no impairment or write down of goodwill since initial recognition.

4 Available for sale investments

Available for sale investment securities consist of the following:

As of December 31, 2015:	Amortized Cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair Value
a. Non current

Corporate bonds and other debt securities	295,640,000	2,100,000	(5,980,000)	291,760,000
Preference shares	250,000,000	5,830,000	—	255,830,000
Equity securities	10,336,756	246,112,044	—	256,448,800
Total	555,976,756	254,042,044	(5,980,000)	804,038,800

b. Current

Mutual fund investments - debt	797,852,030	1,190,183	—	799,042,213
Depository receipts	23,240,080	6,730,995	—	29,971,075
Total	821,092,110	7,921,178	—	829,013,288

As of March 31, 2015:	Amortized Cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair Value
a. Non current

Corporate bonds and other debt securities	979,762,581	79,303,674	(3,847,370)	1,055,218,885
Preference shares	250,000,000	9,000,000	—	259,000,000
Equity securities	10,866,359	92,291,022	—	103,157,381
Total	1,240,628,940	180,594,696	(3,847,370)	1,417,376,266

b. Current

Mutual fund investments - Debt	80,192,838	724,819	—	80,917,657
Depository receipts	24,846,037	5,964,560	—	30,810,597
Total	105,038,875	6,689,379	—	111,728,254

The Group’s available for sale investment securities consist, principally of listed Equity shares/Asian Depository Receipts, Mutual funds invested in debt securities and other debt securities which comprise of Investment in Corporate bonds and Preferences shares issued by Corporates. .

The net unrealized gains have been recorded as part of accumulated other comprehensive income as they are available for sale.

The Group evaluates investments with unrealized losses to determine if the losses are other than temporary. The Group has determined that the gross unrealized losses on its available-for-sale securities at December 31, 2015 are temporary. The Group conducts a periodic review and evaluation of its investment securities to determine if the decline in fair value of any security is deemed to be other-than-temporary. Other than-temporary losses are reflected in earnings as a charge against gain on sale of investments to the extent the impairment is related to credit losses. The amount of the impairment related to other factors is recognized in other comprehensive income.

The maturity profile of the investments classified as available for sale (other than equity instruments) as of December 31, 2015 and March 31, 2015 is set out below:

	December 31, 2015	March 31, 2015
Less than one year	829,013,288	111,728,254
One to five years	155,830,000	149,999,939
Five to ten years	171,100,000	659,917,293
Due after ten years	220,660,000	504,301,653
	1,376,603,288	1,425,947,139

Proceeds from the sale of available- for -sale securities and the gross gains and losses that have been included in earnings as a result of those sales are as stated below. The cost of a security sold or the amount reclassified out of accumulated ‘other comprehensive income (loss)’ into earnings was determined on specific identification method.

The table summarizes the transactions for available for sale securities:

	For nine months ended December 31
	2015	2014
Proceeds from sales of available for sale investment securities	1,323,160,643	991,504,173
Gross gains	28,059,254	44,548,114
Gross losses	—	—
Net realised gain on sales of available for sale investment securities	28,059,254	44,548,114

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

5 Derivative Financial Instruments

In the normal course of business, the Group uses derivative financial instruments to manage foreign currency exchange rate risk in highly probable forecasted transactions. Derivative transactions are governed by a uniform set of policies and procedures covering areas such as authorization, counterparty exposure and hedging practices. The Group does not enter into derivative transactions for trading or speculative purposes.

As a result of the use of derivative instruments, the Group is exposed to the risk that counterparties to derivative contracts will fail to meet their contractual obligations. To mitigate the counterparty credit risk, the Group has a policy of entering into contracts only with carefully selected, nationally recognized financial institutions, based upon their credit ratings and other factors. The Company’s hedging program involves the purchase of derivative instruments with maturities of up to 750 days, and is designed to mitigate the impact of foreign exchange on United States Dollars (US$), denominated highly probable forecasted revenue with respect to the periods for which such instruments are purchased.

The following table presents the aggregate notional principal amounts of the outstanding derivative forward covers together with the related balance sheet exposure:

	Notional principal amounts
	December 31, 2015	March 31, 2015

Foreign Exchange Forward denominated in: US$	$129,000,000	$180,000,000

The notional amount is a key element of derivative financial instrument agreements. However, notional amounts do not represent the amount exchanged by counterparties and do not measure the Group’s exposure to credit risk as these contracts are settled at their fair values at the maturity date. The balance sheet exposure denotes the fair value of these contracts at the reporting date and is presented in Indian rupees.

The Group presents its foreign exchange derivative instruments on a gross basis in the financial statements.

The fair value of those derivative instruments presented on a gross basis as of each year end is as follows:

	December 31, 2015
	Other Current Assets	Other Non-Current Assets	Total Fair Value
Derivatives designated as hedging instruments:
Foreign exchange contracts in an asset position	132,758,548	15,142,395	147,900,943
Net asset	132,758,548	15,142,395	147,900,943

	March 31, 2015
	Other Current Assets	Other Non-Current Assets	Total Fair Value
Derivatives designated as hedging instruments:
Foreign exchange contracts in an asset position	552,855,811	24,425,623	577,281,434
Net asset	552,855,811	24,425,623	577,281,434

The following tables summarize the activities in the accumulated other comprehensive income for the period ended December 31, 2015 and December 31, 2014:

	Amount of Gain or (Loss) Recognised in AOCI on Derivatives (Effective Portion)
Derivatives designated in a cash flow hedge	December 31, 2015	December 31, 2014

Foreign currency exchange contracts (net of taxes)	(284,351,047)	147,149,729

The following tables summarize the activities in the condensed consolidated statement of income for the peirod ended December 31, 2015 and December 31, 2014:

	Nine months ended December 31, 2015		Nine months ended December 31, 2014
Derivatives in cash flow hedging relationships	Amount of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)	Location of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion	Amount of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion)	Location of Gain or (Loss) Reclassified from AOCI into Income (Effective Portion

Foreign Currency Exchange Contracts	409,067,869	Revenue	3,016,579	Revenue

The estimated net amount of existing gain that is expected to be reclassified into the income statement from accumulated other comprehensive income on maturity of the hedging contracts is Rs. 132,758,548 as at December 31, 2015.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

6 Other income, net

	For the nine months ended December 31
	2015	2014
Interest income	37,852,838	55,479,599
Dividend income on available for sale securities	5,556,217	132,165,065
Gain on sale of available for sale securities, net	28,059,254	44,548,114
Foreign exchange gain/ (loss)	(8,023,404)	74,628,430
Gain on sale of property and equipment	364,424	2,256,956
Miscellaneous income	18,300,769	19,143,317
Gain on deconsolidation of subsidiary (Refer note 15)	31,866,312	—
	113,976,410	328,221,481

Interest and amortization of debt discount	(859,575)	(1,195,015)
	(859,575)	(1,195,015)

	113,116,835	327,026,466

7 Income taxes

The Company created one export oriented units during the financial year ended March 31, 2011 in a leased facility in SEZ designated location in Pune, India. The Company’s profits from the Pune SEZ operations are eligible for certain income tax exemptions for a period of up to 15 years from 2011. Our India profits ineligible for SEZ benefits are subject to corporate income tax at the current rate of 34.61%.

The Company’s effective income tax rate is based on the composition of estimated income in different jurisdictions, including those where the Company is enjoying tax benefits, for the applicable periods and adjustments, if any, in the applicable quarterly periods, for unrecognized tax benefits for uncertain income tax positions or other discrete items required to be reported during interim periods. The Company’s aggregate income tax rate is higher than the effective income tax rate in India due primarily to higher rates in jurisdictions of the United States and Japan.

The increase in effective tax rate from 29. 61 percent to 37.42 percent is on account of reduced tax exempt income for the period ended December 31, 2015.

The tax returns are subject to examination by the tax authorities in the jurisdictions where the Group conducts business. The Group’s major tax jurisdictions are India, USA, Singapore and United Kingdom (UK). The Indian taxing authorities issued an assessment order with respect to their examination of Company’s the various tax returns for the financial years ended March 31, 2002 to March 31, 2011. At issue are several matters, the most significant of which is the redetermination of the arm’s length profit which should be recorded by the Company on the intercompany transactions with its affiliates. Resolution of these matters involves some degree of uncertainty; accordingly, the Group assesses these positions and recognises income tax liability for cases where it believes that the position taken by the tax authorities would more likely than not sustain against the demand.

A reconciliation of the beginning and ending balance of unrecognised tax benefits are as follows:

	December 31, 2015	March 31, 2015
Balance at the beginning of the period	430,394,356	417,640,796
Increase due to tax position taken during the current period	9,741,423	12,753,560
Balance at the end of the period	440,135,779	430,394,356

The unrecognized tax benefits, if recognized, would affect the Group’s effective tax rate. The Management is of the view that significant changes in the amount of unrecognized tax benefits within the next 12 months depends upon the progress of tax proceedings with various tax authorities. The specific timing of when the resolution of each tax position will be reached is uncertain and hence it is not reasonably possible to estimate the income tax impact of these potential resolutions at this time.

Income tax expense includes interest related to income tax amounting to Rs. 6,324,646 and Rs. 6,017,137 for the nine month periods ended December 31, 2015 and 2014 respectively.

As at December 31, 2015 and March 31, 2015, income taxes payable include Rs. 93,450,350 and Rs. 87,125,704, respectively, on account of accrued interest related to uncertain tax positions.

The Group’s major tax jurisdictions are India, USA, Singapore and the United Kingdom (UK). The tax examination in USA, Singapore and UK are open for financial 2014-15 and for India tax examination is open for financial year beginning 2011-12 upto 2014-15.

In assessing the realizability of deferred tax assets, the management considers whether it is more likely than not, that some portion, or all, of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which the temporary differences become deductible. The management considers the projected future taxable income and tax planning strategies in making this assessment. Based on the level of historical taxable income and its tax planning strategies, including projections for future taxable income over the periods in which the deferred tax assets are deductible, the management believes that it is more likely than not that the Group will realize the benefits of those deductible differences, net of existing valuation allowances. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward period are reduced.

The Company has undistributed foreign earnings amounting to Rs. 3,124,206,990 and Rs. 2,607,368,386 for the periods ended December 31, 2015 and 2014 respectively, in its subsidiaries which the Company does not intend to repatriate and is reinvested in the respective subsidiaries.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

8                 Share Based Compensation

Associate Stock Option Plan 2003 : The Shareholders of the Company at the Extra-ordinary General Meeting (EGM) held on March 12, 2004 approved an Associate Stock Option Plan (the 2003 Plan). The 2003 Plan provides for issuance of 3,895,500 options,convertible to equivalent number of equity shares of Rs.5 each, to the employees including Directors. The options are granted at the market price on the date of the grant. The market price, in accordance with the Securities and Exchange Board of India (SEBI) Employee Stock Option Scheme and Employee Stock Purchase Scheme Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. The option vests over a period of 5 years from the date of grant in a graded manner, with 20% of the options vesting each year. The exercise period shall commence from the date of vesting and expires within 36 months from the last vesting date.

Associate Stock Option Plan 2004 : The Shareholders of the Company in the AGM held on July 22, 2005 approved an Associate Stock Option Plan (the 2004 plan). The 2004 plan provides for issuance of 1,084,745 options, convertible to equivalent number of equity shares of Rs.5 each, to the associates including Directors. The options are granted at the market price on the date of the grant. The market price, in accordance with the SEBI Employee Stock Option Scheme and Employee Stock Purchase Scheme Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. The option vests over a period of 5 years from the date of grant in a graded manner, with 20% of the options vesting each year. The exercise period shall commence from the date of vesting and expires within 36 months from the last vesting date.

Associate Stock Option Plan 2011

The Shareholders of the Company in the Extraordinary General Meeting held on October 28, 2011 approved an Associate Stock Option Plan (the 2011 plan). The 2011 plan provides for issuance of 4,960,000 options convertible into equivalent number of equity shares of Rs 5 each. The 2011 plan shall be administered under 4 different schemes based on the following terms:

Particulars	Swarnam 11	Swarnam 21	Swarnam 31	Swarnam 41
Eligible employees	Senior and Key executives excluding non-executive directors	Members of Business leadership team or equivalent thereof excluding non-executive directors	Associates in the grade of Executive Vice president and above, excluding non executive directors	Non — Executive directors
Maximum number of options grantable	3,720,000 Less: Number of Option granted under Swarnam 21	1,736,000	1,240,000 Less: Number of Option granted under Swarnam 41	200,000
Grant price
A. Market price upto Rs. 175	Market price	Market price	Market price	Market price
B. Market price between Rs. 175 — Rs. 500	15% discount on market price. (Subject to being Not lower than Rs 175)	30% discount on market price. (Subject to being Not lower than Rs 175)	50% discount on market price. (Subject to being Not lower than Rs 175)	Market price
C. Market price greater than Rs. 500	10% discount on market price	20% discount on market price	50% discount on market price	Market price

The market price, in accordance with the SEBI (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered.  The options shall be valued using the black schole model.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

8                 Stock Based Compensation (Contd……)

The option vests over a period of 5 years from the date of grant in a graded manner, subject to fulfilment of vesting conditions as follows:

Vesting schedule	Swarnam 11	Swarnam 21	Swarnam 31	Swarnam 41
Service conditions
At the end of year 1	10%	0%	0%	20%
At the end of year 2	15%	0%	0%	20%
At the end of year 3	20%	33%	33%	20%
At the end of year 4	25%	33%	33%	20%
At the end of year 5	30%	34%	34%	20%
Performance conditions
Performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating	20% of the options granted for each year shall be subject to meeting of minimum specified annual performance rating
Companies target EPS growth	Accelerated vesting of 5%/10% each year, based on Company achieving specified target EPS growth	Accelerated vesting of 5%/10% each year, based on Company achieving specified target EPS growth	NA	NA

The exercise period shall commence from the date of vesting and expires within 60 calendar months from the relevant vesting date.

Associate Stock Option Plan 2015

The Shareholders of the Company in the Extraordinary General Meeting held on March 19, 2015 approved an Associate Stock Option Plan (the 2015 plan). The 2015 plan provides for issuance of 50,00,000 options convertible into equivalent number of equity shares of Rs 5 each. The plan shall be administered under 5 different schemes based on the following terms:

Particulars	Swarnam 101	Swarnam 201	Swarnam 301	Swarnam 401	Swarnam 501
Grant price
Market price upto Rs. 126	Market price	Market price	Market price	Market price	Market price
Market price between Rs. 126 — Rs. 360	15% discount on market price. (Subject to being Not lower than Rs 126)	30% discount on market price. (Subject to being Not lower than Rs 126)	50% discount on market price. (Subject to being Not lower than Rs 126)	25% discount on market price. (Subject to being Not lower than Rs 126)	up to 50% discount on market price. (Subject to being Not lower than Rs 126)
Market price greater than Rs. 360	10% discount on market price	20% discount on market price	50% discount on market price	25% discount on market price	Up to 50% discount on market price

The market price, in accordance with the SEBI (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered. No options were granted under this plan during the year.

Associate Stock Option Plan (Trust) 2011 : The Shareholders of the Company in the Extraordinary General Meeting held on October 28, 2011 approved an Associate Stock Option Plan (TRUST) 2011 [the 2011(Trust) plan]. The 2011(Trust) plan provides for issuance of 1,984,000 options, convertible to equivalent number of equity shares of Rs 5 each. The options shall be granted at the market price if the market price is below Rs. 175 or at discount of 10% on market price if the market price is Rs. 175 or above. The market price, in accordance with the SEBI (Employee Stock Option Scheme and Employee Stock Purchase Scheme) Guidelines 1999 as amended from time to time, shall be the latest available closing price prior to the date of the meeting of the Board of Directors in which options are granted, on the stock exchange on which the shares of the Company are listed. If the Shares are listed on more than one stock exchange then the stock exchange where there is highest trading volume on the said date shall be considered.  The option vests over a period of 5 years from the date of grant in a graded manner, with 20% of the options vesting each year. The exercise period shall commence from the date of vesting and expires within 60 calendar months from the relevant vesting date.

The Company has formed an Associate stock option plan Trust-2011, for the purpose of administering the above scheme. The Trust had purchased 1,536,000 shares of the Company from the secondary market during the year ended March 31, 2013. In accordance with the Stock Exchange Board of India (SEBI) circular dated January 17, 2013, listed companies are prohibited from the purchase of their own securities in the secondary market through such trusts. Consequent to this, the trust disposed off such holdings during the quarter ended June 30, 2014.

For the periods ended December 31, 2015 and 2014, stock-based compensation expense related to the stock option plans was allocated as follows:

	Periods ended December 31,
	2015	2014
Cost of revenue	41,213,364	76,780,946
Selling, general and administrative expenses	4,579,263	8,530,216
Total share based compensation expense	45,792,627	85,311,162

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

8      Stock Based Compensation (Contd……)

Disclosures pursuant to a modification of the scheme

On September 15 2014, the Products Business was demerged/spun off into a separate legal entity called Intellect Design Arena Limited (IDAL). The court order approving the demerger was received on September 15, 2014 with effect from April 1, 2014.

As per the scheme of arrangement, the exercise price of the 2,144,200 stock options held by 135 employees, was modified to 72% of the old exercise price. The employees were also provided an equivalent number of options in the resultant entity, Intellect Design Arena Limited (IDAL). The balance of the exercise price of 28% was the exercise price of the stock options issued by IDAL to the employees.

The incremental compensation cost resulting from the modification was allocated as follows:

	Periods ended December 31,
	2015	2014
Cost of revenue	2,986,733	37,532,794
Selling, general and administrative expenses	331,859	4,020,232
Total share based compensation expense	3,318,592	41,553,026

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

9                 Employee Benefit Plans

India Operation

The Group has employee benefit plans in the form of certain statutory and welfare schemes covering substantially all of its employees.

Provident Fund

Employees receive benefits from a provident fund, which is a defined contribution plan. Both the employee and the Company make monthly contributions to the regional provident fund equal to a specified percentage of the covered employee’s salary. The Company recognizes contribution payable to the provident fund scheme as expenditure, when an employee renders the related service. The Company has no further obligations under the plan beyond its monthly contributions. The contributions are charged to the income statement of the year when the contributions to the respective funds are due and there are no other obligations other than the contribution payable. Total contributions made in respect of this plan for periods ended December 31, 2015 and 2014 are Rs. 157,735,711 and Rs. 152,729,482 respectively.

Gratuity

The Company provides for gratuity in accordance with the payment of Gratuity Act, 1972, a defined benefit retirement plan (the Plan) covering all employees. The plan, subject to the provisions of the above Act, provides a lump sum payment to eligible employees at retirement, death, incapacitation or termination of employment, of an amount based on the respective employee’s salary and the tenure of employment. A trust by name “Polaris Software Lab Group gratuity trust” has been constituted to administer the gratuity fund. Gratuity liability is accrued and provided for on the basis of an actuarial valuation on projected unit credit method made at the end of each financial period. Actuarial gains/losses are immediately taken to Statement of profit and loss and are not deferred.

The fund are invested in the form of a prescribed insurance policy with ICICI Prudential and Life Insurance Corporation of India (“LIC”). The overall expected rate of return on asset is determined based on the market prices prevailing on that date, applicable to the period over which the obligation is to be settled. The Group’s plan assets are managed by ICICI Prudential and LIC.

	December 31, 2015	March 31, 2015
Change in benefit obligation
Obligation at the beginning of the year	202,005,136	169,785,051
Service cost	25,553,461	32,552,412
Interest cost	10,906,626	12,646,723
Benefits paid	(28,243,513)	(12,781,385)
Actuarial loss/(gain)	11,814,980	(197,665)
Obligation at the end of the year	222,036,690	202,005,136

Benefit obligation current	24,593,826	43,543,451
Benefit obligation Non-current	—	—
Accumulated benefit obligation	24,593,826	43,543,451

Changes in plan assets
Fair value of plan assets at the beginning of the year	158,461,685	145,328,506
Expected returns on plan assets	9,744,462	16,865,595
Actuarial gain/ (loss)	11,959,620	(29,972,121)
Employer contributions	45,520,610	39,021,090
Benefits paid	(28,243,513)	(12,781,385)
Plan assets at the end of the year	197,442,864	158,461,685

Fair value of plan assets at the end of the year	197,442,864	158,461,685
Present value of defined benefit obligation	(222,036,690)	(202,005,136)
Liability recognised in the balance sheet	(24,593,826)	(43,543,451)

Net amount recognised
Amounts recognized in the statement of financial position consist of:	(24,593,826)	(43,543,451)
Accrued benefit cost	(24,593,826)	(43,543,451)

Net gratuity cost for the nine months ended December 31, 2015 and 2014 comprise the following components:

	Nine months ended December 31
	2015	2014
Service cost	25,553,461	24,532,112
Interest cost	10,906,626	9,847,004
Expected return on plan assets	(9,744,462)	(8,976,426)
Net actuarial loss/(gain)	(144,640)	1,141,793
Net gratuity cost	26,570,985	26,544,483

The Company expects to contribute Rs.43,559,984 and Rs.32,311,398 to its gratuity plans during the fiscal years ending March 31, 2016 and 2015 respectively.

Superannuation

The Company contributes a specified percentage of the eligible employees’ basic salary towards superannuation (the Plan) to a fund. A trust has been created and approved by the Income tax authorities for this purpose. This Plan provides for various options for payment of pension at retirement or termination of employment as per the trust rules. The Company has no further obligations under the Plan beyond its monthly contributions which are periodically contributed to a trust. Total contributions made in respect of this plan for the periods ended December 31, 2015 and 2014 are Rs. 52,413,173 and Rs. 48,552,140, respectively.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

10          Segment

Accounting pronouncements establish standards for the manner in which public companies report information about operating segments in annual and interim financial statements. Operating segments are component of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker on deciding on how to allocate resources and in assessing performance. The Group’s operations predominantly relate to IT services only and accordingly this is the only business segment. The Group’s chief operating decision-maker (CODM) is considered to be the Group’s Chief Executive Officer. The Group’s CODM reviews financial information presented at Group level for purposes of making operating decisions and assessing financial performance of the Group. Therefore, the Group has determined that it operates in a single operating and reportable segment.

Geographic Information

Revenue from the geographic segments, based on domicile of the customers, is as follows:

	For the nine months ended December 31
	2015	2014
Customer Revenue:
India	1,596,749,517	1,395,615,053
Americas	7,999,634,246	7,786,653,252
Europe	2,971,725,413	2,556,451,555
Rest of the World	2,954,019,947	2,602,081,684
Revenue	15,522,129,123	14,340,801,544

Property and equipment, Goodwill and customer contracts located in geographic segments are as follows:

	As of December 31	As of March 31
	2015	2015
India	2,621,583,312	2,543,669,595
Americas	898,927,573	1,180,323,474
Europe	712,171,960	711,312,152
Rest of the World	287,315,133	289,934,916
	4,519,997,978	4,725,240,137

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

11     Fair Value Measurement

The Group records certain financial assets and liabilities at fair value on a recurring basis. The Group determines fair values based on the price it would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability.

The Group holds certain fixed income securities, equity securities and derivatives, which must be measured using the FASB’s guidance for fair value hierarchy and related valuation methodologies. The guidance specifies a hierarchy of valuation techniques based on whether the inputs to each measurement are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Group’s assumptions about current market conditions. The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The prescribed fair value hierarchy and related valuation methodologies are as follows:

Level 1 —Quoted inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 —Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-derived valuations, in which all significant inputs are directly or indirectly observable in active markets.

Level 3 —Valuations derived from valuation techniques, in which one or more significant inputs are unobservable inputs which are supported by little or no market activity.

In accordance with ASC 820, assets and liabilities are to be measured based on the following valuation techniques:

Market approach — Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

Income approach — Converting the future amounts based on the market expectations to its present value using the discounting methodology.

Cost approach — Replacement cost method.

The following table summarizes the Group’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2015

Assets	Level 1	Level 2	Level 3	Total
Available for sale investments:
Corporate bonds and other debt securities	291,760,000	—	—	291,760,000
Preference shares	255,830,000	—	—	255,830,000
Equity securities	256,448,800	—	—	256,448,800
Mutual fund investments - debt	—	799,042,212	—	799,042,212
Depository receipts	29,971,075	—	—	29,971,075
Foreign currency derivative contracts - Current	—	132,758,548	—	132,758,548
Foreign currency derivative contracts - Non Current	—	15,142,395	—	15,142,395
Total Assets	834,009,875	946,943,155	—	1,780,953,030

Liabilities	Level 1	Level 2	Level 3	Total
Foreign currency derivative contracts	—	—	—	—
Total Liabilities	—	—	—	—

The following table summarizes the Group’s financial assets and liabilities measured at fair value on a recurring basis as of March 31, 2015

Assets	Level 1	Level 2	Level 3	Total
Available for sale investments:
Corporate bonds and other debt securities	1,055,218,885	—	—	1,055,218,885
Preference shares	259,000,000	—	—	259,000,000
Equity securities	103,157,381	—	—	103,157,381
Mutual fund investments - debt	—	80,917,657	—	80,917,657
Depository receipts	30,810,597	—	—	30,810,597
Foreign currency derivative contracts - Current	—	552,855,811	—	552,855,811
Foreign currency derivative contracts - Non Current	—	24,425,623	—	24,425,623
Total Assets	1,448,186,863	658,199,091	—	2,106,385,954

Liabilities	Level 1	Level 2	Level 3	Total
Foreign currency derivative contracts	—	—	—	—
Total Liabilities	—	—	—	—

Non-Recurring Fair Value Measurements

The following table represents non-recurring fair value amounts (as measured at the time of the adjustment) for those assets remeasured to fair value on a non-recurring basis during the fiscal period ended December 31, 2015. These assets reflect the remeasurement of retained investments in formerly consolidated subsidiaries upon a loss of control resulting in deconsolidation of a subsidiary. Assets are written down to fair value when impaired and retained investments are not subsequently adjusted to fair value unless further impairment occurs.

Remeasured during the period ended December 31, 2015	Valuation technique	Level 3
Equity method investments	Market comparables	187,390,166

Valuation methodologies

Quoted market prices in active markets are available for investments in securities and, as such, these investments are classified within Level 1.

Investments: The Group’s investments consist primarily of investment in equity and debt securities. Fair values of investment securities classified as available -for -sale are determined using quoted prices for identical assets or liabilities in active markets and are classified as Level 1. Fair value of debt linked mutual funds is determined using observable markets inputs and is classified as Level 2.

Equity method investments: The assets of the equity method investee comprise predominantly of land and buildings. There are no significant operations in the entity and consequently no valuation of the business has been done. The Company has applied the guideline rates which is publicly available and issued by the statutory authorities to estimate the fair value of the land and buildings.

Derivative financial instruments: The Group’s derivative financial instruments consist of foreign currency forward exchange contracts. Fair values for derivative financial instruments are based on independent valuation and are classified as Level 2. See note 5 for further details on Derivative financial instruments.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

12     Employee Benefits Trusts

The Company is the primary beneficiary of certain employee benefit trusts. These trusts are used to administer certain stock option plans.  The Company consolidates these Variable Interest Entities (VIEs) because it has the authority to manage and control the activities that significantly affect the economic performance of the VIEs.

The table below summarizes the assets and liabilities of consolidated VIEs described above.

	As of December 31	As of March 31
	2015	2015
Current assets
Cash and cash equivalents	42,602,349	43,095,022
Prepaid tax	799,007	1,797,037
Available for sale investments	110,393,419	217,573,023
Other current assets	1,406,884	5,781,538
Total Current Assets	155,201,659	268,246,620

Current liabilities
Accounts payable	4,036	174,428
Short term borrowings	—	4,393,339
Other current liabilities	56,937,727	1,866,923
Total current liabilities	56,941,763	6,434,690

a) Assets and liabilities as stated above exclude all intercompany accounts and transactions, which are eliminated.

b) For the periods ended December 31, 2015 and 2014, income from the VIEs combined were Rs. 6,997,353 and Rs. 4,274,569 respectively which relate to interest and dividend income on investments and have been disclosed under Other Income.

c) Assets at December 31, 2015 and March 31, 2015 include assets totaling Rs. 155,201,659 and Rs. 268,246,620, respectively, of certain VIEs that can only be used to settle the liabilities of those VIEs. Combined liabilities at December 31, 2015 and March 31, 2015, include liabilities totalling Rs. 23,689,908 and Rs. 6,434,690, respectively, of certain VIEs for which the VIEs creditors do not have recourse to Polaris Consultancy & Services Limited and Subsidiaries.

d) The short term borrowings represents overdraft facility availed by Orbitech Employee Welfare Trust from ICICI bank against the Fixed Deposits held by Orbitech Employee Welfare Trust . The applicable interest rate is 12.5 % and the same were repayable on demand. During the period ended December 31, 2015 the borrowings have it has been paid off.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

13     Assets held for sale

The operation of the Service Business included Business Process Outsourcing Services. The Board of Directors, during the meeting held on October 29, 2015 approved the decision to sell the Business Process Outsourcing division (BPO division) along with employees and the related assets and liabilities. At the Board meeting held on January 29, 2016, there was a committee formed to locate potential buyers. The Company entered into a Business Transfer Agreement (BTA) dated February 25, 2016 to transfer the BPO business for a consideration of Rs. 20,000,000. Pursuant to the terms of the BTA, the Company is required to infuse Rs.40,000,000 in cash for Working Capital prior to the transfer. The BTA is expected to be executed and the transfer is expected to take place in 90 days from the date of the BTA.

The Group determined that assets and liabilities of the BPO division do not satisfy the discontinued operations criteria, in accordance with ASC205 (ASU2014-08) as the divestment of BPO division is not a strategic shift. The Company recognized a loss on impairment of assets held for sale of Rs. 75,517,851.

The carrying amounts of the assets and liabilities prior to the allocation of the recognized loss are as follows:

As of December 31
2015
Assets
Current assets
Accounts receivable	51,471,311
Property and equipment	8,051,764
Other current assets	34,672,492
Total Assets	94,195,567

Liabilities
Current liabilities
Accounts payable and accrued expenses	32,178,124
Other current liabilities	6,499,592
Total liabilities	38,677,716

Other current assets include Rs.18,677,716 related to asset held for sale.

Current liabilities include Rs.38,677,716 related to asset held for sale.

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

14     Commitments and Contingencies

Capital Commitments

The estimated amount of contracts remaining to be executed on capital account and not provided for (net of advances) as at December 31, 2015 and as at March 31, 2015 are Rs. 46,139,898  and Rs. 67,800,000 respectively

Contingencies

(i) As on December 31 2015 and March 31, 2015, an amount of Rs. 9,000,000 was claimed towards breach of intellectual property rights. The Company believes that the claim is without merit and intends to defend its position vigorously.

(ii) The Group is subject to various litigations in the ordinary course of business. The Group accrues for a liability when and if a determination has been made that a loss is both probable of occurrence and the amount of the loss can be reasonably estimated. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. The Group considers the impact of rulings, advice of legal counsel and other information and events pertaining to a particular matter. As of December 31, 2015 and March 31, 2015, the amounts accrued were not material. To the extent there is a reasonable possibility that the losses could exceed the amounts already accrued, management believes that the amount of any such additional loss would also be immaterial to Group’s combined financial position, results of operations and cash flows. The aggregate amount of such claims under litigation as at December 31, 2015 and March 31, 2015 amount to Rs. 65,812,874 and Rs. 65,812,874 respectively.

Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

15     Loss of control of subsidiary

On December 31, 2015, the Company divested 45% of its membership interest in Intellect Polaris Design LLC for a consideration of Rs. 138,015,000 to Intellect Design Arena Limited. After the divestment, Intellect Design Arena Limited and Polaris Software Lab Inc. (“PSL”) (a wholly owned subsidiary of Intellect Design Arena Limited, which already owns 5% of the membership interest in Intellect Polaris Design LLC) together holds 50% of the membership interest in Intellect Polaris Design LLC and the Company holds the remaining 50%. A principal shareholder of the Company is also an indirect principal owner of Intellect Design Arena Limited. The Company no longer has a controlling financial interest in Intellect Polaris Design LLC and, accordingly, derecognized the related assets, liabilities and noncontrolling interest effective December 31, 2015. For a period of twelve months commencing on March 3, 2016, PSL has an option to purchase all, but not less than all, of the membership interest in Intellect Polaris Design LLC held by the Company for consideration equal to the product of $5,000,000 and the percentage interest held by the Company.  If the option is not exercised, for the next twelve months, the Company has the option to purchase all, but not less than all, of the membership interest in Intellect Polaris Design LLC held by PSL for consideration equal to the product of $5,000,000 and the percentage interest held by the Company.

The Group determined that 45% of its membership interest in Intellect Polaris Design LLC do not satisfy the discontinued operations criteria, in accordance with ASC205 (ASU2014-08) as the divestment of 45% of Intellect Polaris Design LLC is not a strategic shift.

The Company recognized a gain of Rs. 31,866,312 upon deconsolidation calculated as follows:

December 31
2015

Cash proceeds	138,015,000
Fair value of retained interest	187,390,166
Carrying amount of non-controlling interests	15,449,413
`	340,854,579

Less: Carrying amount of Intellect Polaris Design LLC	308,988,267
Gain on deconsolidation*	31,866,312

* Gain on deconsolidation includes gain of Rs. 32,896,032 related to the remeasurement of the retained investment in Intellect Polaris Design LLC.

The Company has entered in to a non-cancelleable lease arrangement on November 1, 2014 for a period of 10 years ending on October 31, 2024. The total future commitment is USD 3,396,226.

Investment in the equity securities (unquoted) of Intellect Polaris Design LLC (located in US) as of December 31, 2015 is as follows:

Name of the affiliate	Carrying Value	% Ownership
Intellect Polaris Design LLC	187,390,166	50.00%
	187,390,166	50.00%

Service Business of Polaris Consulting & Services Limited

Notes to Carve out Combined Financial Statements

(Unaudited)

Amounts in Indian rupees except as otherwise indicated

16   Accumulated Other Comprehensive Income

The following table summarizes the changes in the accumulated balances for each component of accumulated other comprehensive income attributable to the Group.

	For the nine months ended December 31,
	2015	2014
Unrealized gain on securities available for sale:
Opening balance (net of tax)	123,787,608	25,146,388
Impact on account of change in effective tax rates	(1,162,677)	—
Unrealized gains net of taxes Rs. 48,652,283 and Rs. 53,011,812 for the periods ended December 31, 2015 and 2014 respectively	91,920,625	102,951,153
Reclassification of gains to net income, net of taxes (Rs. 25,889,297) and (Rs. 10,243,156) for the periods ended December 31, 2015 and 2014 respectively	(48,913,642)	(19,892,637)
Closing balance	165,631,914	108,204,904

Unrealized loss on cash flow hedges:
Opening balance (net of tax)	381,063,474	92,827,226
Impact on account of change in effective tax rates	(3,579,145)	—
Unrealized gain (loss) on derivative instruments, net of taxes (Rs. 290,186,977) and Rs. 74,745,295 designated as cashflow hedge instruments for the periods ended 31 December 31, 2015 and 2014 respectively.	(548,261,382)	145,158,486
Reclassification of losses to net income, net of taxes Rs. 141,578,389 and Rs. 1,025,335 for the periods ended 31 December 2015 and 2014 respectively.	267,489,480	1,991,244
Closing balance	96,712,427	239,976,956

	As of December 31	As of March 31
	2015	2015
Foreign currency translation:
Opening balance	144,904,100	372,519,931
Foreign currency translation	110,786,197	(227,615,831)
Adjustment on account of deconsolidation (Refer note 15)	(23,168,150)	—
Closing balance	232,522,147	144,904,100

17   Subsequent Events

On March 3, 2016, Virtusa Consulting Services Private Limited (“Virtusa India”), a subsidiary of Virtusa Corporation (“Virtusa” ), completed the aquisition of 51.7% of the fully-diluted capitalization of Polaris Consulting & Services Limited from certain shareholders of the Company for approximately INR 11,728 milliom ($180million) in cash (the “Polaris SPA Transaction”). In addition, under applicable Securities and Exchange Board of India (Substantial acquisition and take over regulations) 2015, Virtusa India made an unconditional mandatory offer to the public shareholders of the Company to purchase up to an additional 26.0% of the outstanding shares of the Company. Virtusa accepted the purchase of 26,719,942 shares of Polaris common stock for INR 220.73 per share ($3.25 per share) for an aggregate purchase price of INR 5,898 million ($86.8 million). The mandatory open offer began on March 11, 2016 and closed on March 28, 2016 and was fully subscribed.

The Group has evaluated all the subsequent events through May 11, 2016, which is the date on which these financial statements were available to be issued, and no events have occurred from the balance sheet date through that date that would have material impact on the combined carve out financial statements.